Exhibit 3.1

Arcadium Lithium plc

Articles of Association

Table of contents

Contents

1 Preliminary	1
1.1 Definitions and interpretation	1
1.2 Standard Table not to apply	4
1.3 Exercising powers	5
1.4 Currency	5
2 Share capital	6
2.1 Share capital and share issues	6
2.2 Rights attaching to ordinary shares	6
2.3 Series or classes of preferred shares	6
2.4 Rights of preferred shares	6
2.5 Effect of Statement of Rights	7
2.6 Redeemable shares	7
2.7 Fractions of shares	8
2.8 Alteration of share capital	8
2.9 Purchase of shares	8
2.10 Conversion or reclassification of shares	8
2.11 Variation of class rights	8
2.12 Shareholder rights plan	8
2.13 Joint holders of shares	9
2.14 Equitable and other claims	9
2.15 Issue of share certificates	10
3 Calls, forfeiture, indemnities, lien and surrender	10
3.1 Calls	10
3.2 Proceedings to recover calls	11
3.3 Payments in advance of calls	11
3.4 Forfeiting partly paid shares	11
3.5 Lien on shares	12
3.6 Sale, reissue or other disposal of shares by the Company	13
3.7 Interest payable by member	14
4 Distributions	14
4.1 Dividends	14
4.2 Capitalising profits	16
4.3 Ancillary powers	16
4.4 Reserves	17
4.5 Carrying forward profits	17
5 Transfer of shares	17
5.1 Form of transfer	17

Contents

5.2 Transfers of uncertificated shares	18
5.3 Transfers of certificated shares	18
5.4 Power to suspend registration	18
5.5 Fee, if any, payable for registration	18
5.6 Company may retain instrument of transfer	18
5.7 Transmission of shares	19
6 Disclosure of interests	19
6.1 Tracing notices	19
6.2 Failure to Respond	20
7 General meetings	22
7.1 Calling general meetings	22
7.2 Notice of general meetings	23
7.3 Nominations and Proposals by Members	23
7.4 Record time for members	30
7.5 Admission to general meetings	30
7.6 Quorum at general meetings	31
7.7 Chairperson of general meetings	31
7.8 Conduct at general meetings	32
7.9 Decisions at general meetings	33
7.10 Voting rights	33
7.11 Representation at general meetings	34
7.12 DTC System Voting Arrangements	36
7.13 No member action by written resolution	37
8 Directors	37
8.1 Appointment and retirement of directors	37
8.2 Vacating office	38
8.3 Removal from office	38
8.4 Remuneration	38
8.5 Director need not be a member	38
8.6 Directors may contract with the Company and hold other offices	39
8.7 Powers and duties of directors	39
8.8 Delegation by the Board	40
8.9 Proceedings of directors	40
8.10 Calling meetings of the Board	41
8.11 Notice of meetings of the Board	41
8.12 Quorum at meetings of the Board	41
8.13 Chairperson and deputy chairperson of the Board	41
8.14 Decisions of the Board	42
8.15 Written resolutions	42
8.16 Validity of acts	42
9 Business combinations with interested members	42

Contents

9.1 Business combinations with interested members	42
10 Officers	46
10.1 Executive directors	46
10.2 Provisions applicable to all officers	46
11 Indemnity and insurance	47
11.1 Persons to whom articles 11.2 and 11.4 apply	47
11.2 Indemnity	47
11.3 Extent of indemnity	47
11.4 Insurance	47
11.5 Savings	47
11.6 Deed	47
12 Winding up	48
12.1 Distributing surplus	48
12.2 Dividing property	48
13 Inspection of and access to records	48
14 Seals	49
14.1 Manner of execution	49
14.2 Common seal	49
14.3 Safe custody of Seal	49
14.4 Using the Seal	49
14.5 Seal register	49
14.6 Duplicate seals and certificate seals	49
14.7 Sealing and signing certificates	50
15 Notices	50
15.1 Notices by the Company to members	50
15.2 Notices by the Company to directors	51
15.3 Notices by directors to the Company	51
15.4 Time of service	51
15.5 Other communications and documents	51
15.6 Written notices	51
16 General	52
16.1 Submission to jurisdiction	52
16.2 Prohibition and enforceability	52
16.3 Corporate governance policies	52

Arcadium Lithium plc
Articles of Association
A public company limited by shares

1	Preliminary

1.1	Definitions and interpretation

(a)	The meanings of the terms used in these articles are set out below.

Term	Meaning
Acting Chairperson	has the meaning given to that term in article 7.7(d).
affiliate	a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
annual general meeting	an annual general meeting of the Company that the Companies Law requires to be held.
Board	the directors for the time being of the Company or those directors who are present at a meeting at which there is a quorum.
Business Day	has the meaning given to that term in the listing rules of the New York Stock Exchange.
CDI	means a CHESS depositary interest that represents a beneficial ownership in a share in the Company registered in the name of CDI Nominee (or in the name of a nominee or custodian who will hold the shares in the Company on CDI Nominee’s behalf).
CDI Nominee	means CHESS Depositary Nominees Pty Limited (ACN 071 346 506).
CHESS	the Clearing House Electronic Subregister System operated by ASX Settlement Pty Ltd.
Companies Law	the Companies (Jersey) Law 1991.
Control, including the terms controlling, controlled by and under common control with	the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
CREST Order	the Companies (Uncertificated Securities) (Jersey) Order 1999, as amended from time to time, including any provisions of or under the Companies Law which alter or replace such regulations.
Default Shares	has the meaning given to that term in article 6.2(a).
Derivative Security	has the meaning given to that term in article 7.3(f)(3).
Designated Stock Exchange	the New York Stock Exchange, the Australian Securities Exchange or any other stock exchange or automated quotation system on which the Company's securities are then traded.
directors	the directors of the Company.
distribution	has the meaning given to that expression in Article 114 of the Companies Law.
dividend	any dividend (whether interim or final) resolved to be paid on shares pursuant to these articles.
DTC	the Depositary Trust Company or any successor company.
DTC Depositary	Cede & Co. and/or any other custodian, depositary or nominee of DTC which holds shares under arrangements that facilitate the holding and trading of beneficial interests in ordinary shares in the DTC System.

DTC Proxy

in relation to any shares held by the DTC Depositary, any person who is, for the purposes of any general meeting or resolution, appointed a proxy (whether by way of instrument of proxy, power of attorney, mandate or otherwise) by:

a)   the DTC Depositary; or

b)   a proxy, attorney or other agent appointed by any other person whose authority is ultimately derived (whether directly or indirectly) from the DTC Depositary.

DTC System	the electronic system operated by DTC by which title to securities or interests in securities may be evidenced and transferred in dematerialised form.
Exchange Act	the U.S. Securities Exchange Act of 1934.
Exemption Order	the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014 as amended from time to time, including any provisions of or under the Companies Law which alter or replace such regulations.
extraordinary general meeting	any general meeting of the Company other than the annual general meeting.
Liabilities	has the meaning given to that term in article 11.2.
Listing Rules	the listing rules of the Designated Stock Exchange.
Officer	has the meaning given to that term in article 11.1.
public announcement	disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service in the United States or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act.
Record Time	has the meaning given to that term in article 7.4.
Representative	in relation to a member that is a body corporate means a person authorised by the body corporate to act as its representative at the meeting.
Seal	any common seal, duplicate seal or certificate seal of the Company.
share	means shares in the Company.
special resolution	a resolution of the Company passed as a special resolution in accordance with the Companies Law.
Statement of Rights	has the meaning given to that term in article 2.4.
Transmission Event

1   for a member who is an individual – the member’s death, the member’s bankruptcy, or a member becoming of unsound mind, or a person who, or whose estate, is liable to be dealt with in any way under the laws relating to mental health; and

2   for a member who is a body corporate – the insolvency, bankruptcy or dissolution of the member or the succession by another body corporate to the assets and liabilities of the member.

Uncertificated	in relation to a share, means a share title to which is recorded in the register as being held in uncertificated form and title to which, by virtue of the CREST Order, may be transferred by means of a relevant system.

(b)	A reference in these articles to a partly paid share is a reference to a share on which there is an amount unpaid.

(c)	A reference in these articles to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid.

(d)	A reference in these articles to a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date.

(e)	Except where a special resolution or another percentage is specified, a reference to a resolution or ordinary resolution of the Company is a reference to a resolution passed by a majority of votes cast by the members present at a general meeting.

(f)	A reference in these articles to a member for the purposes of a meeting of members is a reference to a registered holder of shares as at the relevant Record Time.

(g)	A reference in these articles to a member present at a general meeting is a reference to a member present in person, electronically in accordance with article 7.5(d) or by proxy, attorney or Representative.

(h)	A chairperson or deputy chairperson appointed under these articles may be referred to as chairman or chairwoman, or deputy chairman or chairwoman, or as chair, if applicable.

(i)	A reference in these articles to a person holding or occupying a particular office or position is a reference to any person who occupies or performs the duties of that office or position.

(j)	A reference to a document being ‘signed’ or to ‘signature’ includes that document being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, includes the document being authenticated in accordance with the Companies Law or any other method approved by the Board.

(k)	Unless the contrary intention appears, in these articles:

(1)	the singular includes the plural and the plural includes the singular;

(2)	words that refer to any gender include all genders;

(3)	words used to refer to persons generally include natural persons as well as bodies corporate, bodies politic, partnerships, joint ventures, associations, boards, groups or other bodies (whether or not the body is incorporated);

(4)	a reference to a person includes that person’s successors and legal personal representatives;

(5)	a reference to a statute or regulation, or a provision of any of them includes all statutes, regulations or provisions amending, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(6)	a reference to the Listing Rules includes any variation, consolidation, amendment or replacement of those rules and is to be taken to be subject to any applicable waiver or exemption; and

(7)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

(l)	Specifying anything in these articles after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

(m)	In these articles, headings and bold type are only for convenience and do not affect the meaning of these articles.

1.2	Standard Table not to apply

The regulations contained in the Standard Table adopted pursuant to the Companies (Standard Table) (Jersey) Order 1992 and any regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

1.3	Exercising powers

(a)	The Company may, in any way the Companies Law permits:

(1)	exercise any power;

(2)	take any action; or

(3)	engage in any conduct or procedure;

which, under the Companies Law, a company limited by shares may exercise, take or engage in.

(b)	Where these articles provide that a person ‘may’ do a particular act or thing, the act or thing may be done at the person’s discretion.

(c)	Where these articles confer a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the same way and subject to the same conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

(d)	Where these articles confer a power to do a particular act or thing, the power may be exercised from time to time and may be exercised subject to conditions.

(e)	Where these articles confer a power to do a particular act or thing concerning particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that act or thing as to only some of those matters or as to a particular class of those matters, and to make different provision concerning different matters or different classes of matters.

(f)	Where these articles confer a power to make appointments to an office or position (except the power to appoint a director under article 8.1(b)), the power is, unless the contrary intention appears, to be taken to include a power:

(1)	to appoint a person to act in the office or position until a person is formally appointed to the office or position;

(2)	to remove or suspend any person appointed (without prejudice to any rights or obligations under any contract between the person and the Company); and

(3)	to appoint another person temporarily in the place of any person removed or suspended or in the place of any sick or absent holder of the office or position.

(g)	Where these articles give power to a person to delegate a function or power:

(1)	the delegation may be concurrent with, or (except in the case of a delegation by the Board) to the exclusion of, the performance or exercise of that function or power by the person;

(2)	the delegation may be either general or limited in any way provided in the terms of delegation;

(3)	the delegation need not be to a specified person but may be to any person holding, occupying or performing the duties of a specified office or position;

(4)	the delegation may include the power to delegate; and

(5)	where performing or exercising that function or power depends on that person’s opinion, belief or state of mind about a matter, that function or power may be performed or exercised by the delegate on the delegate’s opinion, belief or state of mind about that matter.

1.4	Currency

Any amount payable to the holder of a share, whether in relation to dividends, repayment of capital, participation in surplus property of the Company or otherwise, may be paid in any currency determined by the Board. The Board may fix a time on or before the payment date as the time at which the applicable exchange rate will be determined for that purpose.

2	Share capital

2.1	Share capital and share issues

(a)	The share capital of the Company is as specified in the Memorandum of Association and the shares of the Company shall have the rights and be subject to the conditions contained in these articles and, to the extent applicable, in the Statement of Rights relating to preferred shares of any class.

(b)	Subject to these articles, the Board may, from time to time in its discretion:

(1)	issue, allot or grant options for, or otherwise dispose of, shares in the Company; and

(2)	decide:

(A)	the persons to whom shares are issued or options are granted;

(B)	the terms on which shares are issued or options are granted; and

(C)	the rights and restrictions attached to those shares or options.

2.2	Rights attaching to ordinary shares

Subject to the Companies Law and the provisions of these articles, the rights attaching to ordinary shares are as follows:

(a)	As regards income – Each ordinary share confers on the holder thereof the right to receive such profits of the Company available for distribution as the Board may declare after any payment to the members holding shares of any other class other than ordinary shares of any amount then payable in accordance with the relevant Statement of Rights or other terms of issue of that class.

(b)	As regards capital – If the Company is wound up, the holder of an ordinary share is entitled, following payment to the members holding shares of any other class other than ordinary shares of all amounts then payable to them in accordance with the relevant Statement of Rights or other terms of issue of that class, to repayment of the stated amount of the capital paid up thereon and thereafter any surplus assets of the Company then remaining shall be distributed pari passu among the holders of the ordinary shares in proportion to the amounts paid up thereon.

(c)	As regards voting – At any general meeting of the Company and any separate class meeting of the holders of ordinary shares, every person who was a holder of ordinary shares at the Record Time and who is present at such meeting has one vote for every ordinary share of which such person was the holder as of the Record Time.

(d)	As regards redemption – the ordinary shares are not redeemable, unless issued as redeemable or converted into redeemable ordinary shares pursuant to article 2.6.

2.3	Series or classes of preferred shares

The Board is hereby authorised to issue the preferred shares in one or more series or classes and determine from time to time before issuance the number of shares to be included in any such series or class and the designation, powers, preferences, rights and qualifications, limitations or restrictions of such series or class.

2.4	Rights of preferred shares

The authority of the Board with respect to each such series or class of preferred shares will include, without limiting the generality of article 2.3, the determination of any or all of the following, which shall be set out in a statement of rights in respect of each series or class of preferred shares (Statement of Rights), all as may be determined from time to time by the Board and as may be permitted by the Companies Law:

(a)	the series or class to which each preferred share shall belong, such series or class to be designated with a series or class number and, if the Board so determines, title;

(b)	details of any dividends payable in respect of the relevant series or class, if any, including whether such dividends will be cumulative or noncumulative, the dividend rate of such series or class, and the dates and preferences of dividends on such series or class;

(c)	details of rights attaching to shares of the relevant series or class to receive a return of capital on a winding up of the Company;

(d)	details of the voting rights attaching to shares of the relevant series or class (which may provide, without limitation, that each preferred share shall have more than one vote on a poll at any general meeting of the Company);

(e)	a statement as to whether shares of the relevant series or class are redeemable (either at the option of the holder and/or the Company) and, if so, on what terms such shares are redeemable (including, and only if so determined by the Board, the amount for which such shares shall be redeemed (or a method or formula for determining the same) and the date on which they shall be redeemed);

(f)	a statement as to whether shares of the relevant series or class are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, or any other security, of the Company or any other person (in each case, either at the option of the holder and/or the Company) and, if so, on what rates or terms such shares are convertible or exchangeable;

(g)	the right, if any, to subscribe for or to purchase any securities of the Company or any other person;

(h)	any other designations, powers, preferences and relative, participating, optional or other rights, obligations and restrictions, if any, attaching to preferred shares of any class or series as the Board may determine in its discretion; and/or

(i)	the price at which shares of the relevant series or class shall be issued.

2.5	Effect of Statement of Rights

Once a Statement of Rights has been adopted for a class or series of preferred shares:

(a)	it is binding on members and the Board as if contained in these articles;

(b)	it must be filed on behalf of the Company with the Registrar of Companies in Jersey in accordance with the Companies Law;

(c)	the provisions of article 2.11 apply to any variation or abrogation thereof that may be effected by the Company or the Board; and

(d)	upon the redemption of a preferred share (if it is redeemable) pursuant to the Statement of Rights relating thereto, the holder thereof ceases to be entitled to any rights in respect thereof and accordingly such holder’s name must be removed from the register of members and the share must thereupon be cancelled.

2.6	Redeemable shares

Subject to the provisions of the Companies Law, the Board may:

(a)	issue; or

(b)	convert existing non-redeemable shares, whether issued or not, into, shares that are to be redeemed, or are liable to be redeemed, either in accordance with their terms or at the option of the Company and/or at the option of the holder; provided that an issued non-redeemable share may only be converted into a redeemable share pursuant to article 2.6(b) with the agreement of the applicable holder (which agreement shall be deemed to exist with respect to any non-redeemable shares tendered by such holder for conversion, repurchase, buy back or redemption and regardless of whether or not such holder is aware that the Company is the purchaser of such shares in such transaction) or pursuant to a special resolution.

2.7	Fractions of shares

(a)	Subject to the Companies Law, the Company may, in the Board’s discretion,

issue fractions of a share of any class.

(b)	A fraction of a share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a share of that class of shares.

2.8	Alteration of share capital

The Board may do anything required to give effect to any special resolution altering the Company’s share capital, including, where a member becomes entitled to a fraction of a share on a consolidation, by:

(a)	making cash payments;

(b)	determining that fractions may be disregarded to adjust the rights of all members;

(c)	appointing a trustee to deal with any fractions on behalf of members; and

(d)	rounding down or rounding up each fractional entitlement to the nearest whole share.

2.9	Purchase of shares

Subject to the provisions of the Companies Law, the Company may, to the extent authorised by special resolution, purchase its shares (including any redeemable shares) and either cancel them or hold them as treasury shares.

2.10	Conversion or reclassification of shares

(a)	Subject to article 2.11 and the provisions of the Companies Law, the Company may by special resolution convert or reclassify shares from one class to another.

(b)	Notwithstanding article 2.11 but subject to the Companies Law, the Board may convert or reclassify any previously classified but unissued shares of any existing class from time to time in one or more existing classes of shares without the approval of members of the Company.

2.11	Variation of class rights

(a)	The rights attached to any class of shares may, unless their terms of issue state otherwise, be varied by a special resolution passed at a separate meeting of the holders of shares of the class.

(b)	The provisions of these articles relating to general meetings apply, with necessary changes, to separate class meetings as if they were general meetings.

(c)	The rights conferred on the holders of any class of shares are to be taken as not having been varied by the creation or issue of further shares ranking ahead, after or pari passu with them, unless the terms of issue provide otherwise.

(d)	The rights conferred upon the holders of ordinary shares are to be taken as not having been varied by the creation, issue, redemption or conversion of any preferred shares.

2.12	Shareholder rights plan

(a)	The Board is hereby authorised to establish a shareholder rights plan including approving the execution of any document relating to the adoption and/or implementation of a rights plan. A rights plan may be in such form and may be subject to such terms and conditions as the Board shall determine in its absolute discretion.

(b)	The Board is hereby authorised to grant rights to subscribe for shares of the Company in accordance with a rights plan.

(c)	The Board may, in accordance with a rights plan, exercise any power under such rights plan (including a power relating to the issuance, redemption or exchange of rights or shares) on a basis that excludes one or more members, including a member who has acquired or may acquire a significant interest in or control of the Company.

(d)	The Board is authorised to exercise the powers under this article 2.12 for any purpose that the Board, in its discretion, deems reasonable and appropriate, including, without limitation, to ensure that:

(1)	any process which may result in an acquisition of a significant interest or change of control of the Company is conducted in an orderly manner;

(2)	all holders of ordinary shares will be treated fairly and in a similar manner;

(3)	any potential acquisition of a significant interest or change of control of the Company which would be unlikely to treat all members of the Company fairly and in a similar manner would be prevented;

(4)	the use of abusive tactics by any person in connection with any potential acquisition of a significant interest or change of control of the Company would be prevented;

(5)	an optimum price for shares would be received by or on behalf of all members of the Company;

(6)	the success of the Company would be promoted for the benefit of its members as a whole;

(7)	the long-term interests of the Company, its employees, its members and its business would be safeguarded;

(8)	the Company would not suffer serious economic harm;

(9)	the Board has additional time to gather relevant information or pursue appropriate strategies; or

(10)	all or any of the above.

2.13	Joint holders of shares

Where two (2) or more persons are registered as the holders of a share, they hold it as joint tenants with rights of survivorship, on the following conditions:

(a)	they are liable individually as well as jointly for all payments, including calls, in respect of the share;

(b)	subject to article 2.13(a), on the death of any one of them the survivor is the only person the Company will recognise as having any title to the share;

(c)	any one of them may give effective receipts for any dividend, bonus, interest or other distribution or payment in respect of the share; and

(d)	except where persons are jointly entitled to a share because of a Transmission Event, the Company may, but is not required to, register more than four (4) persons as joint holders of the share.

2.14	Equitable and other claims

The Company may treat the registered holder of a share as the absolute owner of that share and need not, except as required by law:

(a)	recognise a person as holding a share on trust, even if the Company has notice of a trust; or

(b)	recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share by any other person, except an absolute right of ownership in the registered holder, even if the Company has notice of that claim or interest.

2.15	Issue of share certificates

(a)	Subject to article 2.15(e), upon being entered in the register of members as the holder of a share, a member is entitled:

(1)	without payment, to one certificate for all the shares of each class held by that member (and, upon transferring a part of the member's holding of shares of any class, to a certificate for the balance of that holding); and

(2)	upon payment of such reasonable sum as the directors may determine for every certificate after the first, to several certificates each for one or more of that member's shares.

(b)	Every certificate shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and whether they are fully paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the directors determine and the Companies Law permits.

(c)	The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate for a share to one joint holder shall be a sufficient delivery to all of them.

(d)	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(1)	evidence;

(2)	indemnity;

(3)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(4)	payment of a reasonable fee, if any, for issuing a replacement share certificate,

as the Board may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

(e)	Subject to article 2.15(f), at any time the relevant shares are listed on the Designated Stock Exchange (provided that the Designated Stock Exchange remains an 'approved stock exchange' (as defined in the Exemption Order)), the Company shall not be required to (although may, in its absolute discretion choose to), produce a share certificate in accordance with this article 2.15.

(f)	Following a written request at any time from a member to the Company requesting a share certificate in respect of shares held by that member, the Company shall, within two (2) months of receipt by the Company of that written request, complete and have ready for delivery the certificate of such shares in respect of which the request was made, unless the conditions of allotment of the shares otherwise provide.

3	Calls, forfeiture, indemnities, lien and surrender

3.1	Calls

(a)	Subject to the terms on which any shares are issued, the Board may:

(1)	make calls on the members for any amount unpaid on their shares which is not by the terms of issue of those shares made payable at fixed times; and

(2)	on the issue of shares, differentiate between members as to the amount of calls to be paid and the time for payment.

(b)	The Board may require a call to be paid by instalments.

(c)	The Board must send members notice of a call at least fourteen (14) days before the amount called is due, specifying the amount of the call, the time for payment and the manner in which payment must be made.

(d)	Each member must pay the amount called to the Company by the time and in the manner specified for payment.

(e)	A call is taken to have been made when the resolution of the Board authorising the call is passed.

(f)	The Board may revoke a call or extend the time for payment.

(g)	A call is valid even if a member for any reason does not receive notice of the call.

(h)	If an amount called on a share is not paid in full by the time specified for payment, the person who owes the amount must pay:

(1)	interest on the unpaid part of the amount from the date payment is due to the date payment is made, at a rate determined under article 3.7; and

(2)	any costs, expenses or damages the Company incurs due to the failure to pay or late payment.

(i)	Any amount unpaid on a share that, by the terms of issue of the share, becomes payable on issue or at a fixed date:

(1)	is treated for the purposes of these articles as if that amount were payable under a call duly made and notified; and

(2)	must be paid on the date on which it is payable under the terms of issue of the share.

(j)	The Board may, to the extent the law permits, waive or compromise all or part of any payment due to the Company under the terms of issue of a share or under this article 3.1.

3.2	Proceedings to recover calls

(a)	In a proceeding to recover a call, or an amount payable due to the failure to pay or late payment of a call, proof that:

(1)	the name of the defendant is entered in the register as the holder or one of the holders of the share on which the call is claimed;

(2)	the resolution making the call is recorded in the minute book; and

(3)	notice of the call was given to the defendant complying with these articles,

is conclusive evidence of the obligation to pay the call and it is not necessary to prove the appointment of the Board who made the call or any other matter.

(b)	In article 3.2(a), defendant includes a person against whom the Company alleges a set-off or counterclaim, and a proceeding to recover a call or an amount is to be interpreted accordingly.

3.3	Payments in advance of calls

(a)	The Board may accept from a member the whole or a part of the amount unpaid on a share even though no part of that amount has been called.

(b)	The Board may authorise payment by the Company of interest on an amount accepted under article 3.3(a), until the amount becomes payable, at a rate agreed between the Board and the member paying the amount.

(c)	The Board may repay to a member any amount accepted under article 3.3(a).

3.4	Forfeiting partly paid shares

(a)	If a member fails to pay the whole of a call or an instalment of a call by the time specified for payment, the Board may serve a notice on that member:

(1)	requiring payment of the unpaid part of the call or instalment, together with any interest that has accrued and all costs, expenses or damages that the Company has incurred due to the failure to pay;

(2)	specifying a further time (at least fourteen (14) days after the date of the notice) by which, and the manner in which, the amount payable under article 3.4(a)(1) must be paid; and

(3)	stating that if the whole of the amount payable under article 3.4(a)(1) is not paid by the time and in the manner specified, the shares on which the call was made will be liable to be forfeited.

(b)	If a member does not comply with a notice served under article 3.4(a), the Board may by resolution forfeit any share concerning which the notice was given at any time after the day named in the notice and before the payment required by the notice is made.

(c)	A forfeiture under article 3.4(b) includes all dividends, interest and other amounts payable by the Company on the forfeited share and not actually paid before the forfeiture.

(d)	Where a share has been forfeited:

(1)	notice of the resolution must be given to the member in whose name the share stood immediately before the forfeiture; and

(2)	an entry of the forfeiture, with the date, must be made in the register of members.

(e)	Failure to give the notice or to make the entry required under article 3.4(d) does not invalidate the forfeiture.

(f)	A forfeited share becomes the property of the Company and the Board may sell, reissue or otherwise dispose of the share as it thinks fit and, in the case of reissue or other disposal, with or without crediting as paid up any amount paid on the share by any former holder.

(g)	A person whose shares have been forfeited ceases to be a member as to the forfeited shares, but must, unless the Board decides otherwise, pay to the Company:

(1)	all calls, instalments, interest, costs, expenses and damages owing on the shares at the time of the forfeiture; and

(2)	interest on the unpaid part of the amount payable under article 3.4(g)(1), from the date of the forfeiture to the date of payment, at a rate determined under article 3.7.

(h)	The forfeiture of a share extinguishes all interest in, and all claims and demands against the Company relating to, the forfeited share and, subject to article 3.6(h), all other rights attached to the share.

(i)	The Board may:

(1)	exempt a share from all or part of this article 3.4;

(2)	waive or compromise all or part of any payment due to the Company under this article 3.4; and

(3)	before a forfeited share has been sold, reissued or otherwise disposed of, cancel the forfeiture on the conditions it decides.

3.5	Lien on shares

(a)	The Company has a first lien on:

(1)	each partly paid share for all unpaid calls and instalments due on that share; and

(2)	each share for any amounts the Company is required by law to pay and has paid in respect of that share.

In each case the lien extends to reasonable interest and expenses incurred because the amount is not paid.

(b)	The Company’s lien on a share extends to all dividends, interest and other amounts payable on the share and to the proceeds of sale of the share.

(c)	The Board may sell a share on which the Company has a lien as it thinks fit where:

(1)	an amount for which a lien exists under this article 3.5 is presently payable; and

(2)	the Company has given the registered holder a written notice, at least fourteen (14) days before the date of the sale, stating and demanding payment of that amount.

(d)	The Board may do anything necessary or desirable to protect any lien, charge or other right to which the Company is entitled under these articles or a law.

(e)	When the Company registers a transfer of shares on which the Company has a lien without giving the transferee notice of its claim, the Company’s lien is released so far as it relates to amounts owing by the transferor or any predecessor in title.

(f)	The Board may:

(1)	exempt a share from all or part of this article 3.5; and

(2)	waive or compromise all or part of any payment due to the Company under this article 3.5.

3.6	Sale, reissue or other disposal of shares by the Company

(a)	A reference in this article 3.6 to a sale of a share by the Company is a reference to any sale, reissue or other disposal of a share under article 3.4(f) or article 3.5(c).

(b)	When the Company sells a share, the Company may:

(1)	receive the purchase money or consideration given for the share;

(2)	effect a transfer of the share or execute or appoint a person to execute, on behalf of the former holder, a transfer of the share; and

(3)	register as the holder of the share the person to whom the share is sold.

(c)	A person to whom the Company sells shares need not take any steps to investigate the regularity or validity of the sale, or to see how the purchase money or consideration on the sale is applied. That person’s title to the shares is not affected by any irregularity by the Company in relation to the sale. A sale of the share by the Company is valid even if a Transmission Event occurs to the member before the sale.

(d)	The only remedy of a person who suffers a loss because of a sale of a share by the Company is a claim for damages against the Company, but the Company shall not be liable for a loss caused by the price at which the shares are sold in good faith.

(e)	The proceeds of a sale of shares by the Company must be applied in paying:

(1)	first, the expenses of the sale;

(2)	secondly, all amounts payable (whether presently or not) by the former holder to the Company,

and any balance must be paid to the former holder on the former holder delivering to the Company proof of title to the shares acceptable to the Board.

(f)	Until the proceeds of a sale of a share sold by the Company are claimed or otherwise disposed of according to law, the Board may invest or use the proceeds in any other way for the benefit of the Company.

(g)	The Company is not required to pay interest on money payable to a former holder under this article 3.6.

(h)	On completion of a sale, reissue or other disposal of a share under article 3.4(f), the rights which attach to the share which were extinguished under article 3.4(h) revive.

(i)	A written statement by a director or secretary of the Company that a share in the Company has been:

(1)	duly forfeited under article 3.4(b);

(2)	duly sold, reissued or otherwise disposed of under article 3.4(f); or

(3)	duly sold under article 3.5(c),

on a date stated in the statement is conclusive evidence of the facts stated as against all persons claiming to be entitled to the share, and of the right of the Company to forfeit, sell, reissue or otherwise dispose of the share.

3.7	Interest payable by member

(a)	For the purposes of articles 3.1(h)(1) and 3.4(g)(2), the rate of interest payable to the Company is:

(1)	if the Board has fixed a rate, that rate; or

(2)	in any other case, a rate per annum 2% higher than the rate prescribed in respect of unpaid judgments in the Royal Court of Jersey.

(b)	Interest accrues daily and may be capitalised monthly or at such other intervals the Board decides.

4	Distributions

4.1	Dividends

(a)	Subject to each Statement of Rights and the provisions of the Companies Law, the Board may pay any dividends from time to time as the Board may determine, including any interim dividends.

(b)	The Board may rescind a decision to pay a dividend, before the payment date in its sole discretion.

(c)	The Board may pay any dividend required to be paid under the terms of issue of a share.

(d)	The Board may pay half-yearly, quarterly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate.

(e)	Paying a dividend does not require confirmation or approval at a general meeting.

(f)	Subject to any rights or restrictions attached to any shares or class of shares:

(1)	all dividends must be paid equally on all shares, except that a partly paid share confers an entitlement only to the proportion of the dividend which the amount paid (not credited) on the share is of the total amounts paid and payable (excluding amounts credited);

(2)	for the purposes of article 4.1(f)(1), unless the Board decides otherwise, an amount paid on a share in advance of a call is to be taken as not having been paid until it becomes payable; and

(3)	interest is not payable by the Company on any dividend or any amounts payable therewith.

(g)	The Board may fix a record date for a dividend.

(h)	A dividend in respect of a share must be paid, subject to the rules of any Designated Stock Exchange (including any rules relating to the settlement of transfers of securities), to the person who is registered, or entitled under articles 5.1, 5.2 and 5.3 to be registered, as the holder of the share:

(1)	where the Board has fixed a record date in respect of the dividend, on that date; or

(2)	where the Board has not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend,

and a transfer of a share that is not registered, or left with the Company for registration under articles 5.1, 5.2 and 5.3, on or before that date is not effective, as against the Company, to pass any right to the dividend.

(i)	When resolving to pay a dividend, the Board may direct payment of the dividend from any available source permitted by law, including:

(1)	wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the Company or of another body corporate, either generally or to specific members; and

(2)	to particular members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source, and to the other members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.

(j)	Where a person is entitled to a share because of a Transmission Event, the Board may, but need not, retain any dividends payable on that share until that person becomes registered as the holder of that share or transfers it.

(k)	The Board may retain from any dividend payable to a member any amount presently payable by the member to the Company and apply the amount retained to the amount owing.

(l)	The Board may decide the method of payment of any dividend or other amount in respect of a share. Different methods of payment may apply to different members or groups of members (such as overseas members). Without limiting any other method of payment which the Company may adopt, payment in respect of a share may be made:

(1)	by such electronic or other means approved by the Board directly to an account (of a type approved by the Board) nominated in writing by the member or the joint holders; or

(2)	by cheque sent to the address of the member shown in the register of members or, in the case of joint holders, to the address shown in the register of members of any of the joint holders, or to such other address as the member or any of the joint holders in writing direct.

(m)	A cheque sent under article 4.1(l):

(1)	may be made payable to bearer or to the order of the member to whom it is sent or any other person the member directs; and

(2)	is sent at the member's risk.

(n)	If the Board decides that payments will be made by electronic transfer into an account (of a type approved by the Board) nominated by a member, but no such account is nominated by the member or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the member nominates a valid account.

(o)	Where a member does not have a registered address or the Company believes that a member is not known at the member’s registered address or cheques have been returned undelivered or other payment methods have failed on more than one occasion, the Company may credit an amount payable in respect of the member’s shares to an account of the Company to be held until the member claims the amount payable or nominates a valid account.

(p)	An amount credited to an account under articles 4.1(n) or 4.1(o) is to be treated as having been paid to the member at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money. The money may be used for the benefit of the Company until claimed or otherwise disposed of according to applicable law.

(q)	If a cheque for an amount payable under article 4.1(l) is not presented for payment for at least eleven (11) calendar months after issue or an amount is held in an account under articles 4.1(n) or 4.1(o) for at least eleven (11) calendar months, the Board may stop payment on the cheque and invest or otherwise make use of the amount for the benefit of the Company until claimed or otherwise disposed of according to applicable law.

(r)	A dividend that remains unclaimed for a period of ten (10) years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

(s)	Provided the directors act reasonably and in accordance with the Companies Law, they shall not incur any personal liability to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

4.2	Capitalising profits

(a)	Subject to:

(1)	any rights or restrictions attached to any shares or class of shares; and

(2)	any special resolution of the Company;

the Board may capitalise and distribute to members, in the same proportions as the members are entitled to receive dividends, any amount:

(3)	forming part of the undivided profits of the Company;

(4)	representing profits arising from an ascertained accretion to capital or a revaluation of the assets of the Company;

(5)	arising from the realisation of any assets of the Company; or

(6)	otherwise available for distribution as a dividend.

(b)	The Board may resolve that all or any part of the capitalised amount is to be applied:

(1)	in paying up in full, at an issue price decided by the Board, any unissued shares in or other securities of the Company;

(2)	in paying up any amounts unpaid on shares or other securities held by the members;

(3)	partly as specified in article 4.2(b)(1) and partly as specified in article 4.2(b)(2); or

(4)	any other method permitted by law.

The members entitled to share in the distribution must accept that application in full satisfaction of their interest in the capitalised amount.

(c)	Articles 4.1(f), 4.1(g), 4.1(h), and 4.1(s) apply, so far as they can and with any necessary changes, to capitalising an amount under this article 4.2 as if references in those articles to:

(1)	a dividend were references to capitalising an amount; and

(2)	a record date were references to the date the Board resolves to capitalise the amount under this article 4.2.

(d)	Where the terms of options (existing at the date the resolution referred to in article 4.2(b) is passed) entitle the holder to an issue of bonus shares under this article 4.2, the Board may in determining the number of unissued shares to be so issued, allow in an appropriate manner for the future issue of bonus shares to options holders.

4.3	Ancillary powers

(a)	To give effect to any resolution to reduce the capital of the Company, to satisfy a dividend as set out in article 4.1(i)(1) or to capitalise any amount under article 4.2, the Board may settle as it thinks expedient any difficulty that arises in making the distribution or capitalisation and, in particular:

(1)	make cash payments in cases where members are entitled to fractions of shares or other securities;

(2)	decide that amounts or fractions of less than a particular value decided by the Board may be disregarded to adjust the rights of all parties;

(3)	fix the value for distribution of any specific assets;

(4)	pay cash or issue shares or other securities to any member to adjust the rights of all parties;

(5)	vest any of those specific assets, cash, shares or other securities in a trustee on trust for the persons entitled to the distribution or capitalised amount; and

(6)	authorise any person to make, on behalf of all the members entitled to any specific assets, cash, shares or other securities as a result of the distribution or capitalisation, an agreement with the Company or another person which provides, as appropriate, for the distribution or issue to them of shares or other securities credited as fully paid up or for payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by applying their respective proportions of the amount resolved to be distributed or capitalised.

(b)	Any agreement made under an authority referred to in article 4.3(a)(6) is effective and binds all members concerned.

(c)	If a distribution, transfer or issue of specific assets, shares or securities to a particular member or members is, in the Board’s discretion, considered impracticable or would give rise to parcels of securities that do not constitute a marketable parcel, the Board may make a cash payment to those members or allocate the assets, shares or securities to a trustee to be sold on behalf of, and for the benefit of, those members, instead of making the distribution, transfer or issue to those members. Any proceeds receivable by members under this article 4.3(c) will be net of expenses incurred by the Company and trustee in selling the relevant assets, shares or securities.

(d)	If the Company distributes to members (either generally or to specific members) securities in the Company or in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those members appoints the Company as such member’s agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

4.4	Reserves

(a)	The Board may set aside out of the Company’s profits any reserves or provisions it decides.

(b)	The Board may appropriate to the Company’s profits any amount previously set aside as a reserve or provision.

(c)	Setting aside an amount as a reserve or provision does not require the Board to keep the amount separate from the Company’s other assets or prevent the amount being used in the Company’s business or being invested as the Board decides.

4.5	Carrying forward profits

The Board may carry forward any part of the profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.

5	Transfer of shares

5.1	Form of transfer

(a)	Subject to the following articles about the transfer of shares, a member may transfer any certificated shares or, Uncertificated shares in accordance with the CREST Order, to another person by completing an instrument of transfer, in a common form or in a form approved by the directors, executed:

(1)	where the shares are fully paid, by or on behalf of that member; and

(2)	where the shares are partly paid, by or on behalf of that member and the transferee.

(b)	Subject to the provisions of the CREST Order the transferor of a share is deemed to remain the holder until the name of the transferee is entered in the register in respect of it.

5.2	Transfers of uncertificated shares

(a)	The Company shall register the transfer of any shares held in Uncertificated form by means of a relevant system in accordance with the Companies Law and the CREST Order and the rules of the relevant system.

(b)	The Board may, in its absolute discretion, refuse to register any transfer of an Uncertificated share where permitted by these articles, the Companies Law and the CREST Order.

5.3	Transfers of certificated shares

Subject to the Exemption Order:

(a)	An instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(b)	The Board may, in its absolute discretion, refuse to register any instrument of transfer of a certificated share:

(1)	which is not fully paid up but, in the case of a class of shares which has been admitted to trading on the Designated Stock Exchange, not so as to prevent dealings in those shares from taking place on an open and proper basis;

(2)	on which the Company has a lien; or

(3)	as otherwise required by applicable law.

(c)	The Board may also refuse to register any instrument of transfer of a certificated share unless it is:

(1)	left at the registered office of the Company, or at such other place as the Board may decide, for registration;

(2)	accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the intending transferor or his right to transfer the shares; and

(3)	in respect of only one class of shares.

5.4	Power to suspend registration

(a)	The Board may suspend registration of the transfer of shares at such times and for such periods (not exceeding 30 days in any calendar year) as it determines.

(b)	The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may determine in its discretion. Unless otherwise permitted by the CREST Order, the Company may not close any register relating to a participating security without the consent of the approved operator of the relevant system.

5.5	Fee, if any, payable for registration

(a)	If the Board so decides, the Company may charge a reasonable fee for the registration of any instrument of transfer or other document relating to the title to a share.

5.6	Company may retain instrument of transfer

(a)	The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

5.7	Transmission of shares

(a)	Subject to article 5.7(c), where a member dies, the only persons the Company will recognise as having any title to the member’s shares or any benefits accruing on those shares are:

(1)	where the deceased was a sole holder, the legal personal representative of the deceased; and

(2)	where the deceased was a joint holder, the survivor or survivors.

(b)	Article 5.7(a) does not release the estate of a deceased member from any liability on a share, whether that share was held by the deceased solely or jointly with other persons.

(c)	The Board may register a transfer of shares signed by a member before a Transmission Event even though the Company has notice of the Transmission Event.

(d)	A person who becomes entitled to a share because of a Transmission Event may, on producing such evidence as the Board requires to prove that person’s entitlement to the share, choose:

(1)	to be registered as the holder of the share by signing and giving the Company a written notice stating that choice; or

(2)	to nominate some other person to be registered as the transferee of the share by executing or effecting in some other way a transfer of the share to that other person.

(e)	The provisions of these articles concerning the right to transfer shares and the registration of transfers of shares apply, so far as they can and with any necessary changes, to a notice or transfer under article 5.7(d) as if the relevant Transmission Event had not occurred and the notice or transfer were executed or effected by the registered holder of the share.

(f)	Where two (2) or more persons are jointly entitled to a share because of a Transmission Event they will, on being registered as the holders of the share, be taken to hold the share as joint tenants and article 2.13 will apply to them.

6	Disclosure of interests

6.1	Tracing notices

(a)	The Company may give notice to any person whom the Company knows or has reasonable cause to believe:

(1)	to hold an interest (as defined in article 6.2(i)(4)) in the Company’s shares (of a class of shares admitted to trading); or

(2)	to have held an interest in the Company’s shares (of a class of shares admitted to trading) at any time during the three (3) years immediately preceding the date on which on which the notice is issued.

(b)	The notice may require the person:

(1)	to confirm that such person holds such an interest in the Company’s shares or (as the case may be) to state whether or not it is the case, and

(2)	if such person holds, or has during that time held, any such interest, to give such further information as may be required in accordance with the following provisions of this article 6.1.

(c)	The notice may require the person to whom it is addressed to give particulars of the person’s own present or past interest in the Company’s shares held by such person at any time during the three (3) year period mentioned above.

(d)	The notice may require the person to whom it is addressed, where:

(1)	such person’s interest is a present interest and another interest in the shares subsists, or

(2)	another interest in the shares subsisted during the three (3) year period mentioned above at a time when such person’s interest subsisted, to give, to the best of such person's knowledge, such particulars with respect to that other interest as are required by the notice.

(e)	The particulars referred to in articles 6.1(c) and 6.1(d) include:

(1)	the identity of any person who holds an interest in the shares in question; and

(2)	the terms of any agreement or arrangement to which any person who holds an interest in such shares is or was party:

(A)	relating to the exercise of any right conferred by the shares or the acquisition of any interest in the shares; or

(B)	which constitutes a Derivative Security.

(f)	The notice may require the person to whom it is addressed, where the person's interest is a past interest, to give (to the best of such person’s knowledge) particulars of the identity of the person who held that interest immediately upon the person ceasing to hold it.

(g)	The information required by the notice must be given within such reasonable time as may be specified in the notice.

6.2	Failure to Respond

(a)	If a member, or any other person appearing to have an interest in shares held by that member, has been given a notice under article 6.1 and has failed in relation to any shares (the Default Shares) to give the Company the information thereby required within three (3) Business Days from the time reasonably specified in the notice, the following sanctions shall apply, unless the Board otherwise determines in relation to the Default Shares:

(1)	the member shall not be entitled in respect of the Default Shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll, or to exercise any other right conferred by membership in respect of the Default Shares in relation to any such meeting or poll;

(2)	any dividend (or other distribution) payable in respect of the Default Shares shall be withheld by the Company (without interest) and the member shall not be entitled to elect to receive shares instead of any such dividend (or other distribution); and

(3)	no transfer, other than an excepted transfer, of any shares held by the member may be registered unless:

(i)	the member is not in default as regards supplying the information required; and

(ii)	the member proves to the satisfaction of the Board that no person in default as regards supplying such information has an interest in any of the shares the subject of the transfer.

(b)	In support of article 6.2(a), the Board may, at any time while sanctions under article 6.2(a) apply in relation to any shares, effect a transfer of the shares (or any interest in them) in favour of such nominee as specified by the Board.

(c)	Where any person appearing to have an interest in the Default Shares has been duly served with a notice or copy thereof and the Default Shares which are the subject of such notice are held by a person holding shares or rights or interests in shares in the Company on a nominee basis who has been determined by the Company to be an approved nominee (an Approved Nominee):

(1)	the provisions of this article 6 shall be treated as applying only to such Default Shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee; and

(2)	where the member upon whom a default notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company are limited to disclosing to the Company such information as is known to it relating to any person appearing to have an interest in the shares held by it.

(d)	Where the sanctions under article 6.2(a) apply in relation to any shares, they shall cease to have effect at the end of the period of seven (7) days (or such shorter period as the Board may determine) following the earlier of:

(1)	receipt by the Company of the information required by the notice mentioned in that article; and

(2)	receipt by the Company of notice that the shares have been transferred by means of an excepted transfer.

(e)	The Board may in its absolute discretion suspend or cancel any of the sanctions at any time in relation to any Default Shares.

(f)	Upon sanctions ceasing to have effect in relation to any shares, any dividend withheld in respect of the shares must be paid to the relevant member and, if the Board has effected a transfer under article 6.2(b), the shares must be transferred back to the previous holder.

(g)	Any new shares in the Company issued in right of Default Shares shall be subject to the same sanctions as apply to the Default Shares, and the Board may make any right to an allotment of the new shares subject to sanctions corresponding to those which will apply to those shares on issue, provided that:

(1)	any sanctions applying to, or to a right to, new shares by virtue of this article 6.2 shall cease to have effect when the sanctions applying to the related Default Shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related Default Shares are suspended or cancelled); and

(2)	article 6.2(a) shall apply to the exclusion of this article 6.2(g) if the Company gives a separate notice under article 6.1 in relation to the new shares.

(h)	Where, on the basis of information obtained from a member in respect of any shares held by such member, the Company gives a notice under article 6.1 to any other person, it shall at the same time send a copy of the notice to the member. The accidental omission to do so, or the non-receipt by the member of the copy, shall, however, not invalidate or otherwise affect the application of article 6.2.

(i)	For the purposes of articles 6.1 and 6.2:

(1)	an excepted transfer means, in relation to any shares held by a member:

(A)	a transfer pursuant to acceptance of a takeover offer (within the meaning of article 116 of the Companies Law) in respect of shares in the Company;

(B)	a transfer in consequence of a sale made through any stock exchange on which the shares are normally traded; or

(C)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares;

(3)	a person, other than the member holding a share, will be treated as appearing to have an interest in such share if the member has informed the Company that the person has, or might have, an interest in such share, or if the Company (after taking account of any information obtained from the member or, pursuant to a notice under article 6.1, from anyone else) knows or has reasonable cause to believe that the person has, or may have, an interest in such share;

(4)	a person shall be treated as having an interest in the Company’s shares if, for the purposes of sections 13(d) and 13(g) of the Exchange Act, the person would be deemed to constitute a beneficial owner of the share (which shall include holding a CDI); and

(5)	reference to a person having failed to give the Company the information required by a notice, includes reference to:

(A)	the person having failed or refused to give all or any part of it;

(B)	the person having given any information which the person knows to be false in a material particular or having recklessly given information which is false in a material particular; and

(C)	the Company knowing or having reasonable cause to believe that any of the information provided is false or materially incorrect.

(e)	Nothing in article 6.2 limits the powers of the Company under article 6.1 or any other powers of the Company whatsoever.

7	General meetings

7.1	Calling general meetings

(a)	A general meeting may only be called:

(1)	by a Board resolution; or

(2)	as otherwise required by the Companies Law.

(b)	The Board may, by public announcement, change the venue for, postpone or cancel a general meeting, but:

(1)	a meeting that is called in accordance with a members’ requisition under the Companies Law; or

(2)	any other meeting that is not called by a Board resolution,

may not be postponed or cancelled without the prior written consent of the persons who called or requisitioned the meeting.

(c)	At an annual general meeting, only such nominations of persons for election to the Board shall be considered and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual general meeting, nominations and other business must be a proper matter for member action and must be:

(1)	specified in the notice of general meeting given by or at the direction of the Board in accordance with article 7.2;

(2)	brought before the meeting by or at the direction of the Board or a duly authorised committee thereof; or

(3)	otherwise properly brought before the meeting by a member who:

(A)	is a member of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination(s) are made, only if such beneficial owner is the beneficial owner of shares of the Company) both at the time the notice provided for in article 7.3 is delivered to the general counsel of the Company and on the record date for the determination of members entitled to vote at the general meeting,

(B)	is entitled to vote at the meeting, and

(C)	complies with the procedures and requirements set forth in article 7.3.

(d)	Except as otherwise provided by the Companies Law, at an extraordinary general meeting, only such business may be conducted as is a proper matter for member action and as shall have been brought before the meeting pursuant to the notice of general meeting given by or at the direction of the Board in accordance with article 7.2. Nothing contained herein shall prohibit the Board from submitting matters to the members at any extraordinary general meeting requested by members.

(e)	Further, if the Board has determined that directors shall be elected at such extraordinary general meeting, then nominations of persons for election to the Board may be made:

(1)	by or at the direction of the Board or by the general counsel; or

(2)	by any member of the Company who satisfies each of the requirements set forth in subclauses (A), (B) and (C) of article 7.1(c)(3) above.

7.2	Notice of general meetings

(a)	Subject to the rules of any Designated Stock Exchange (including any rules relating to the settlement of transfers of securities), notice of a general meeting must be given to each person who at the time of giving the notice:

(1)	is a member or auditor of the Company; or

(2)	is entitled to a share because of a Transmission Event and has provided evidence of such entitlement that is satisfactory to the Board.

(b)	The annual general meeting shall be designated as such and all other general meetings shall be designated extraordinary general meetings.

(c)	The content of a notice of a general meeting called by the Board is to be decided by the Board, but it must state the general nature of the business to be transacted at the meeting and any other matters required by the Companies Law.

(d)	Except with the approval of the Board or the chairperson, no person may move any amendment to a proposed resolution or to a document that relates to such a resolution.

(e)	A person may waive notice of any general meeting by written notice to the Company.

(f)	Failure to give a member or any other person notice of a general meeting or a proxy form does not invalidate anything done or any resolution passed at the general meeting if:

(1)	the failure occurred by accident or inadvertent error;

(2)	before or after the meeting, the person notifies the Company of the person’s agreement to that thing or resolution; or

(3)	such failure is waived in accordance with article 7.2(g).

(g)	A person’s attendance at a general meeting waives any objection that person may have to:

(1)	a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and

(2)	the consideration of a particular matter at the meeting which is not within the business referred to in the notice of the meeting, unless the person objects to considering the matter when it is presented.

7.3	Nominations and Proposals by Members

(a)	For nominations or other business to be properly brought before an annual general meeting by a member in accordance with article 7.1(c)(3), the member must have given timely notice thereof in writing and in proper form to the general counsel of the Company even if such matter is already the subject of any notice to the members or public announcement from the Board.

(b)	To be timely in the case of an annual general meeting, a member’s notice must be delivered to or mailed and received at the principal executive offices of the Company or such other place designated by the Company for such purposes, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual general meeting (provided, however, that in the event that there was no annual general meeting in the prior year or the date of the annual general meeting is more than thirty (30) days before or more than ninety (90) days after such anniversary date, notice by the member must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company).

(c)	In the event the Company calls an extraordinary general meeting for the purpose of electing one or more directors to the Board, any member who is (i) a member of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such nomination(s) are made, only if such beneficial owner is the beneficial owner of shares of the Company) both at the time the notice provided for in article 7.3 is delivered to the general counsel of the Company and on the record date for the determination of members entitled to vote at the extraordinary general meeting and (ii) entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of general meeting, if the member complies with the procedures and requirements set forth in this article 7.3. To be timely, such notice shall be delivered to the Company’s general counsel at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such extraordinary general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such extraordinary general meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the extraordinary general meeting and of the nominees proposed by the Board to be elected at such meeting.

(d)	In no event shall any adjournment, deferral or postponement of a general meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a member’s notice as described in these articles.

(e)	The number of nominees a member may nominate for election at a general meeting shall not exceed the number of directors to be elected at such general meeting, and for the avoidance of doubt, no member shall be entitled to make additional or substitute nominations following the expiration of the applicable time periods.

(f)	A member’s notice providing for the nomination of persons for election to the Board or other business proposed to be brought before a general meeting shall set out, as to the member giving the notice the following information, in each case as of the date of such member’s notice:

(1)	the name and address of such member, as they appear on the Company’s books, and of each of its Member Associated Persons;

(2)	the class or series and number of shares of the Company which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of the Company as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such member or any of its Member Associated Persons;

(3)	the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Company or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Company, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Company (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such member or any of its Member Associated Persons;

(4)	any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such member or any of its Member Associated Persons, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares or other securities of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such member or Member Associated Person with respect to any class or series of shares or other securities of the Company, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series or shares or other securities of the Company;

(5)	a complete and accurate description of any performance-related fees (other than asset-based fees) to which such member or any Member Associated Person may be entitled as a result of any increase or decrease in the value of the Company’s securities or any Derivative Securities, including any such fees to which members of any Member Associated Person’s immediate family sharing the same household may be entitled;

(6)	a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Company that such member or any of its Member Associated Persons has;

(7)	any proxy, contract, arrangement, understanding or relationship pursuant to which such member or any of its Member Associated Persons has a right to vote any shares or other securities of the Company;

(8)	any direct or indirect interest of such member or any of its Member Associated Persons in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (a list of which will be provided by the Company following a written request therefor by the member to the general counsel of the Company) (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

(9)	any rights to dividends on the shares of the Company owned beneficially by such member or any of its Member Associated Persons that are separated or separable from the underlying shares of the Company;

(10)	any proportionate interest in shares of the Company or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such member or any of its Member Associated Persons is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any;

(11)	a description of all agreements, arrangements, and understandings between such member or any of its Member Associated Persons and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of shares of the Company or Derivative Securities;

(12)	all other information relating to such member or any of its Member Associated Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such business or the election of directors in a contested election pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(13)	all other information that, as of the date of the notice, would be required to be included in a filing with respect to the Company on Schedule 13D (including the exhibits thereto) under the Exchange Act (or any successor provision thereto) by such member or the beneficial owner, if any, on whose behalf the nomination or proposal is made;

(14)	the identification of the names and addresses of other members (including beneficial owners) known by such member to support the nomination(s) or other business proposal(s) submitted by such member and, to the extent known, the class and number of all shares of the Company owned beneficially or of record by such other members(s) or other beneficial owner(s);

(15)	a statement as to whether either such member or any of its Member Associated Persons intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to elect such member’s nominees and/or approve such proposal (as applicable) and/or otherwise to solicit proxies from the members in support of such nomination or proposal (as applicable) and/or solicit the holders of shares in support of director nominees other than the Company’s nominees pursuant to Rule 14a-19 under the Exchange Act; and

(16)	a representation that the member is a holder of record or a beneficial owner of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy, attorney or Representative at the meeting to propose such nomination and/or other business (as applicable).

(g)	A member’s notice providing for the nomination of persons for election to the Board shall, in addition to the information required by clause (f) above, set out, as to each person whom the member proposes to nominate for election or re-election as a director:

(1)	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(2)	a description of all direct and indirect compensation and other agreements, arrangements and understandings, and any other material relationships, between or among such member or any of its Member Associated Persons, on the one hand, and each proposed nominee or its affiliates or associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the member making the nomination or any of its Member Associated Persons were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant or such Member Associated Person;

(3)	a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, in a form to be provided by the Company after receiving a request by such member to the general counsel of the Company;

(4)	all information with respect to such person that would be required to be set forth in a member’s notice pursuant to this article 7.3 if such person were a member or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors of the Company in accordance with this article 7.3;

(5)	such person’s written representation and agreement (in a form to be provided by the Company after receiving a request by such member to the general counsel of the Company):

(A)	that such person is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law,

(B)	that such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Company,

(C)	that such person would, if elected as a director, comply with all of the Company’s corporate governance, ethics, conflict of interest, confidentiality and share ownership and trading policies and guidelines applicable generally to the Company’s directors (such policies and guidelines to be provided by the Company upon written request to the general counsel of the Company);

(D)	that such person will provide facts, statements and other information in all communications with the Company and its members that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and

(E)	that such person will tender his or her resignation as a director of the Company if the Board determines that such person failed to comply with the provisions of such representation and agreement in any material respect, provides such person notice of any such determination and, if such non-compliance may be cured, such person fails to cure such non-compliance within ten (10) Business Days after delivery of such notice to such person; and

(6)	all other information relating to such person or such person’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such member or any Member Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(h)	A member’s notice regarding business proposed to be brought before a general meeting other than the nomination of persons for election to the Board shall, in addition to the information required by clause (f) above, set out:

(1)	a brief description of:

(A)	the business desired to be brought before such meeting, including the text of any resolution proposed for consideration by the members;

(B)	the reasons for conducting such business at the meeting; and

(C)	any material interest of such member or any of its Member Associated Persons in such business, including a description of all agreements, arrangements and understandings between such member or Member Associated Person and any other person(s) (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the member, and

(2)	if the matter such member proposes to bring before any general meeting involves an amendment to the Company’s memorandum or articles of association, the specific wording of such proposed amendment.

(i)	The foregoing notice requirements shall be deemed satisfied with respect to any proposal submitted pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act if a member has notified the Company of its intention to present such proposal at an annual general meeting in compliance with such rule and such member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual general meeting.

(j)	For purposes of this article 7.3, the term associate shall be as defined in Rule 12b-2 under the Exchange Act.

(k)	For purposes of this article 7.3, a Member Associated Person of any member submitting a proposal or nomination pursuant to this article 7 means:

(1)	any beneficial owner of shares of the Company on whose behalf the nomination or proposal is made by such member;

(2)	any affiliate or associate of such member or such beneficial owner described in clause (1);

(3)	any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or any person acting in concert in respect of any matter involving the Company or its securities with, either such member or such beneficial owner described in clause (1);

(4)	any member of the immediate family of such member or such beneficial owner described in clause (1);

(5)	any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such member, such beneficial owner described in clause (1) or any other Member Associated Person with respect to any proposed business or nominations, as applicable; and

(6)	each person whom the member proposes to nominate for election or re-election as a director.

(l)	Notwithstanding the foregoing provisions of these articles, a member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this article 7.3, including Rule 14a-19.

(m)	Nothing in this article 7.3 shall be deemed to:

(1)	affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to the applicable rules and regulations promulgated under the Exchange Act (including, without limitation, Rule 14a-8 under the Exchange Act);

(2)	confer upon any member a right to have a nominee or any proposed business included in the Company’s proxy statement; or

(3)	affect any rights of the holders of any class or series of preferred shares to elect directors pursuant to any applicable provisions of these articles.

(n)	The Board may require any proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following such request.

(o)	The member providing notice pursuant to this section shall confirm or update the information contained in such member’s notice, if necessary, (x) not later than ten (10) days after the record date for the notice of the meeting so that such information is true and correct as of the record date for the notice of the meeting, and (y) not later than eight (8) Business Days before the meeting or any adjournment or postponement thereof so that such information is true and correct as of the date that is ten (10) Business Days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) Business Days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement). For the avoidance of doubt, any information provided pursuant to this article 7.3(o) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this article 7.3 and shall not extend the time period for the delivery of notice pursuant to this article 7.3. If a member fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this article 7.3.

(p)	If any information submitted pursuant to this article 7.3 by any member shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this article 7.3. Any member providing notice pursuant to this article 7.3 shall notify the general counsel of the Company in writing at the principal executive offices of the Company of any inaccuracy or change in any information submitted pursuant to this article 7.3 (including if any member or any Member Associated Person no longer intends to solicit proxies from the Company’s members) within two (2) Business Days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such member. Upon written request of the general counsel of the Company on behalf of the Board (or a duly authorized committee thereof), any such member shall provide, within seven (7) Business Days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by such member pursuant to this article 7.3 and (B) a written affirmation of any information submitted by such member pursuant to this article 7.3 as of an earlier date. If a member fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this article 7.3.

(q)	Notwithstanding the foregoing provisions of this article 7.3, if the member (or a qualified representative of the member) does not appear at the general meeting of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business must not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

(r)	For purposes of this article 7.3, to be considered a qualified representative of the member, a person must be a duly authorised officer, manager or partner of such member or must be authorised by a writing executed by such member or an electronic transmission delivered by such member to act for such member as proxy at the general meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting.

(s)	Any member and each of its Member Associated Persons soliciting proxies from other members must use a proxy card color other than white, which color shall be reserved for the exclusive use of the Board.

(t)	The chairperson of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before a general meeting was made or proposed in accordance with the procedures set forth in article 7.3 (including whether the member or beneficial owner, if any, on whose behalf the nomination or proposal is made (or is part of a group which solicited) did or did not so solicit, as the case may be, proxies or votes in support of such member’s nominee or proposal in compliance with such member’s representation as required by article 7.3(f)) and, if any proposed nomination or business is not in compliance with article 7.3, to declare that such defective proposal or nomination shall be disregarded.

(u)	Notwithstanding the foregoing provisions of this article 7.3, unless otherwise required by law, if (x) any member or Member Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (y) such member or Member Associated Person subsequently notifies the Company that it no longer intends to solicit proxies in support of the election or re-election of such proposed nominees in accordance with Rule 14a-19(b) under the Exchange Act or fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such member or Member Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other member or Member Associated Person has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee and has complied with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or has failed to timely provide reasonable evidence sufficient to satisfy the Company that such member or Member Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded). Upon request by the Company, if any member provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such member shall deliver to the Company, no later than five (5) Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

7.4	Record time for members

(a)	For the purpose of determining whether a person is entitled as a member to receive notice of, attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a date (the Record Time), not more than sixty (60) days nor less than ten (10) days before the date fixed for the meeting, as the date for the determination of the members entitled to receive notice of, attend or vote at the meeting or to appoint a proxy to do so.

(b)	Changes to the entries in the register of members of the Company after the Record Time shall be disregarded in determining the rights of any person to receive notice of, attend or vote at such meeting.

(c)	The Record Time applies to any adjournment or postponement of the meeting, unless the Company determines a new record time for the adjourned or postponed meeting.

7.5	Admission to general meetings

(a)	The chairperson of a general meeting may take any action he or she considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of, the meeting any person:

(1)	in possession of a pictorial-recording or sound-recording device;

(2)	in possession of a placard or banner;

(3)	in possession of an article considered by the chairperson to be dangerous, offensive or liable to cause disruption;

(4)	who refuses to produce or permit examination of any article, or the contents of any article, in the person’s possession;

(5)	who refuses to comply with a request to turn off a mobile telephone, personal communication device or similar device;

(6)	who behaves or threatens to behave or who the chairperson has reasonable grounds to believe may behave in a dangerous, offensive or disruptive way; or

(7)	who is not entitled to receive notice of the meeting.

The chairperson may delegate the powers conferred by this article to any person he or she thinks fit.

(b)	A person, whether a member or not, requested by the Board or the chairperson to attend a general meeting is entitled to be present and, at the request of the chairperson, to speak at the meeting.

(c)	If the chairperson of a general meeting considers that there is not enough room for the members who wish to attend the meeting, he or she may arrange for any person whom he or she considers cannot be seated in the main meeting room to observe or attend the general meeting in a separate room. Even if the members present in the separate room are not able to participate in the conduct of the meeting, the meeting will nevertheless be treated as validly held in the main room.

(d)	A separate meeting place may be linked to the main place of a general meeting by an instantaneous audio-visual communication device which, by itself or in conjunction with other arrangements:

(1)	gives the member or general body of members in the separate meeting place a reasonable opportunity to participate in proceedings in the main place;

(2)	enables the chairperson to be aware of proceedings in the other place; and

(3)	enables the member or members in the separate meeting place to vote on a poll,

a member present at the separate meeting place is taken to be present at the general meeting and entitled to exercise all rights as if he or she was present at the main place. For the avoidance of doubt, this article 7.5(d) permits the Company, to the extent the Company determines, to treat members to be present at, and allow them to participate in, a general meeting where they participate online or otherwise through the use of an audio-visual communication device, including by giving electronic instructions to the Company.

(e)	If, before or during the meeting, any technical difficulty occurs where one or more of the matters set out in article 7.5(d) is not satisfied, the chairperson may:

(1)	adjourn the meeting until the difficulty is remedied; or

(2)	continue to hold the meeting in the main place (and any other place which is linked under article 7.5(d)) and transact business, and no member may object to the meeting being held or continuing.

(f)	Nothing in this article 7.5 or in article 7.8 is to be taken to limit the powers conferred on the chairperson by law.

7.6	Quorum at general meetings

(a)	No business may be transacted at a general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)	A quorum is persons holding or representing by proxy, attorney or Representative at least a majority of the voting power of the shares entitled to vote at such meeting.

(c)	If a quorum is not present within thirty (30) minutes after the time appointed for the general meeting:

(1)	where the meeting was called at the request of members, the meeting must be dissolved; or

(2)	in any other case, the meeting stands adjourned to the day, time and place the directors present decide or, if they do not make a decision, to the same day in the next week at the same time and place and if a quorum is not present at the adjourned meeting within thirty (30) minutes after the time appointed for the meeting, the meeting must be dissolved.

7.7	Chairperson of general meetings

(a)	The chairperson of the Board or, in the absence of the chairperson, the deputy chairperson of the Board, the chief executive officer of the Company or any such other person as the chairperson, deputy chairperson or chief executive officer may appoint, is entitled, if present within fifteen (15) minutes after the time appointed for a general meeting and willing to act, to preside as chairperson at the meeting.

(b)	The directors present may choose any officer or director of the Company to preside as chairperson if, at a general meeting, the chairperson, deputy chairperson or chief executive officer is not present within fifteen (15) minutes after the time appointed for the meeting and another person has not otherwise been appointed pursuant to article 7.7(a).

(c)	If the directors do not choose a chairperson under article 7.7(b), the members present must elect as chairperson of the meeting:

(1)	another director who is present and willing to act; or

(2)	if no other director is present and willing to act, a member or officer of the Company who is present and willing to act.

(d)	A chairperson of a general meeting may, for any item of business or discrete part of the meeting, vacate the chair in favour of another person nominated by him or her (Acting Chairperson). Where an instrument of proxy appoints the chairperson as proxy for part of the proceedings for which an Acting Chairperson has been nominated, the instrument of proxy is taken to be in favour of the Acting Chairperson for the relevant part of the proceedings.

(e)	Wherever the term ‘chairperson’ is used in this article 7, it is to be read as a reference to the chairperson of the general meeting, unless the context indicates otherwise.

7.8	Conduct at general meetings

(a)	Subject to the provisions of the Companies Law, the chairperson is responsible for the general conduct of the meeting and for the procedures to be adopted at the meeting.

(b)	The chairperson may, at any time the chairperson considers it necessary or desirable for the efficient and orderly conduct of the meeting:

(1)	impose a limit on the time that a person may speak on each motion or other item of business and terminate debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the members present;

(2)	adopt any procedures for casting or recording votes at the meeting whether on a show of hands or on a poll, including the appointment of scrutineers; and

(3)	decide not to put to the meeting any resolution proposed in the notice convening the meeting (other than a resolution proposed by members in accordance with the Companies Law or required by the Companies Law to be put to the meeting).

(c)	A decision by a chairperson under articles 7.8(a) or 7.8(b) is final.

(d)	Subject to article 7.1(b), whether or not a quorum is present, the chairperson may postpone the meeting before it has started if, at the time and place appointed for the meeting, he or she considers that:

(1)	there is not enough room for the number of members who wish to attend the meeting; or

(2)	a postponement is necessary in light of the behaviour of persons present or for any other reason so that the business of the meeting can be properly carried out.

(e)	A postponement under article 7.8(d) will be to another time, which may be on the same day as the meeting, and may be to another place (and the new time and place will be taken to be the time and place for the meeting as if specified in the notice that called the meeting originally).

(f)	Subject to article 7.1(b), the chairperson may at any time during the course of the meeting:

(1)	adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting; and

(2)	for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as he or she decides without effecting an adjournment. No business may be transacted and no discussion may take place during any suspension of proceedings unless the chairperson otherwise allows.

(g)	The chairperson’s rights under articles 7.8(d) and 7.8(f) are exclusive and, unless the chairperson requires otherwise, no vote may be taken or demanded by the members present concerning any postponement, adjournment or suspension of proceedings.

(h)	Only unfinished business may be transacted at a meeting resumed after an adjournment.

(i)	Where a meeting is postponed or adjourned under this article 7.8, notice of the postponed or adjourned meeting must be given by public announcement, but need not be given to any other person.

(j)	Where a meeting is postponed or adjourned, the Board may, by public announcement, postpone, cancel or change the place of the postponed or adjourned meeting.

7.9	Decisions at general meetings

(a)	Except where a special resolution or another percentage is required, questions arising at a general meeting must be decided by a majority of votes cast by the members present at the meeting. A decision made in this way is for all purposes, a decision of the members.

(b)	If the votes are equal on a proposed resolution, the chairperson of the meeting has a casting vote, in addition to any deliberative vote.

(c)	Each matter submitted to a general meeting is to be decided on a poll.

(d)	A poll at a general meeting must be taken in the way and at the time the chairperson directs. The result of the poll as declared by the chairperson is the resolution of the meeting at which the poll was demanded.

7.10	Voting rights

(a)	Subject to these articles and the Companies Law and to any rights or restrictions attached to any shares or class of shares, at a general meeting, every member present has one vote for each share held as at the Record Time by the member entitling the member to vote, except for partly paid shares, each of which confers only the fraction of one vote which the amount paid (not credited) on the share bears to the total amounts paid and payable (excluding amounts credited) on the share. An amount paid in advance of a call is disregarded for this purpose.

(b)	A joint holder may vote at a meeting either personally or by proxy, attorney or Representative as if that person was the sole holder. If more than one joint holder tenders a vote in respect of the relevant shares, the vote of the holder named first in the register who tenders a vote, whether in person or by proxy, attorney or Representative, must be accepted to the exclusion of the votes of the other joint holders.

(c)	The parent or guardian of an infant member may vote at any general meeting on such evidence being produced of the relationship or of the appointment of the guardian as the Board may require and any vote so tendered by a parent or guardian of an infant member must be accepted to the exclusion of the vote of the infant member.

(d)	A person entitled to a share because of a Transmission Event may vote at a general meeting in respect of that share in the same way as if that person were the registered holder of the share if, at least forty-eight (48) hours before the meeting (or such shorter time as the Board determines), the Board:

(1)	admitted that person’s right to vote at that meeting in respect of the share; or

(2)	was satisfied of that person’s right to be registered as the holder of, or to transfer, the share.

Any vote duly tendered by that person must be accepted and the vote of the registered holder of those shares must not be counted.

(e)	Where a member holds a share on which a call or other amount payable to the Company has not been duly paid:

(1)	that member is only entitled to be present at a general meeting and vote if that member holds, as at the Record Time, other shares on which no money is then due and payable; and

(2)	on a poll, that member is not entitled to vote in respect of that share but may vote in respect of any shares that member holds, as at the Record Time, on which no money is then due and payable.

(f)	A member is not entitled to vote any particular shares on a resolution if, under the Companies Law or the Listing Rules:

(1)	the member must not vote or must abstain from voting those particular shares on the resolution; or

(2)	a vote of those particular shares on the resolution by the member must be disregarded for any purposes.

If the member or a person acting as proxy, attorney or Representative of the member does tender a vote of those particular shares on that resolution, that vote must not be counted.

(g)	An objection to the validity of a vote tendered at a general meeting must be:

(1)	raised before or immediately after the result of the vote is declared; and

(2)	referred to the chairperson, whose decision is final.

(h)	A vote tendered, but not disallowed by the chairperson under article 7.10(g), is valid for all purposes, even if it would not otherwise have been valid.

(i)	The chairperson may decide any difficulty or dispute which arises as to the number of votes that may be cast by or on behalf of any member and the decision of the chairperson is final.

7.11	Representation at general meetings

(a)	Subject to these articles, each member entitled to vote at a general meeting may vote:

(1)	in person or, where a member is a body corporate, by its Representative;

(2)	by proxy; or

(3)	by attorney.

A member may appoint more than one proxy or attorney to attend and vote at a specific meeting, provided that each appointment relates to a different share or shares held by that member.

(b)	A proxy, attorney or Representative may, but need not, be a member of the Company.

(c)	An instrument appointing a proxy is valid if it is in accordance with the Companies Law or in any form approved by the Board.

(d)	A vote given in accordance with an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given if the transfer is not registered by the time at which the instrument appointing the proxy or attorney is required to be received under article 7.11(h).

(e)	Unless otherwise provided in the appointment of a proxy, attorney or Representative, an appointment will be taken to confer authority:

(1)	even though the appointment may refer to specific resolutions and may direct the proxy, attorney or Representative how to vote on those resolutions, to do any of the acts specified in article 7.11(f); and

(2)	even though the appointment may refer to a specific meeting to be held at a specified time or venue, where the meeting is rescheduled, adjourned or postponed to another time or changed to another venue, to attend and vote at the rescheduled, adjourned or postponed meeting or at the new venue.

(f)	The acts referred to in article 7.11(e)(1) are:

(1)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(2)	to vote on any motion before the general meeting, whether or not the motion is referred to in the appointment; and

(3)	to act generally at the meeting (including to speak, demand a poll, join in demanding a poll and to move motions).

(g)	A proxy form issued by the Company must allow for the insertion of the name of the person to be primarily appointed as proxy and may provide that, in circumstances and on conditions specified in the form that are not inconsistent with these articles, the chairperson of the relevant meeting (or another person specified in the form) is appointed as proxy.

(h)	A proxy or attorney may not vote at a general meeting or adjourned or postponed meeting or on a poll unless the instrument appointing the proxy or attorney, and the authority under which the instrument is signed or a certified copy of the authority, are received by the Company:

(1)	at least forty-eight (48) hours, or such lesser time as specified by the Board in the notice of meeting, (or in the case of an adjournment or postponement of a meeting, any lesser time that the Board or the chairperson of the meeting decides) before the time for holding the meeting or adjourned or postponed meeting or taking the poll, as applicable; or

(2)	where article 7.11(i)(2) applies, such shorter period before the time for holding the meeting or adjourned or postponed meeting or taking the poll, as applicable, as the Company determines in its discretion.

A document is received by the Company under this article 7.11(h) when it is received in accordance with the Companies Law, and to the extent permitted by the Companies Law, if the document is produced or the transmission of the document is otherwise verified to the Company in the way specified in the notice of meeting.

In calculating time periods under this article, the Board may specify, in any case, that no account shall be taken of any part of a day that is not a working day.

(i)	Where the Company receives an instrument appointing a proxy or attorney in accordance with this article 7.11 and within the time period specified in article 7.11(h)(1), the Company is entitled to:

(1)	clarify with the appointing member any instruction in relation to that instrument by written or verbal communication and make any amendments to the instrument required to reflect any clarification; and

(2)	where the Company considers that the instrument has not been duly executed, return the instrument to the appointing member and request that the member duly execute the instrument and return it to the Company within the period determined by the Company under article 7.11(h)(2) and notified to the member.

(j)	The member is taken to have appointed the Company as its attorney for the purpose of any amendments made to an instrument appointing a proxy in accordance with article 7.11(i)(1). An instrument appointing a proxy or attorney which is received by the Company in accordance with article 7.11(i)(2) is taken to have been validly received by the Company.

(k)	The appointment of a proxy or attorney is not revoked by the appointor attending and taking part in the general meeting, but if the appointor votes on a resolution, the proxy or attorney is not entitled to vote, and must not vote, as the appointor’s proxy or attorney on the resolution.

(l)	Unless written notice of the matter has been received at the Company’s registered office (or at another place specified for lodging an appointment of a proxy, attorney or Representative for the meeting) within the time period specified under articles 7.11(i) or 7.11(h) (as applicable), a vote cast by a proxy, attorney or Representative is valid even if, before the vote is cast:

(1)	a Transmission Event occurs to the member; or

(2)	the member revokes the appointment of the proxy, attorney or Representative or revokes the authority under which a third party appointed the proxy, attorney or Representative.

(m)	The chairperson may require a person acting as a proxy, attorney or Representative to establish to the chairperson’s satisfaction that the person is the person duly appointed to act. If the person fails to satisfy the requirement, the chairperson may:

(1)	exclude the person from attending or voting at the meeting; or

(2)	permit the person to exercise the powers of a proxy, attorney or Representative on the condition that, if required by the Company, such person produce evidence of the appointment within the time set by the chairperson.

(n)	The chairperson may delegate his or her powers under article 7.11(m) to any person.

7.12	DTC System Voting Arrangements

(a)	Subject to the Companies Law, for the purpose of facilitating the giving of voting instructions for any general meeting by any person who holds, or holds interests in, beneficial interests in shares that are held and traded in the DTC System:

(1)	each DTC Proxy may appoint (whether by way of instrument of proxy, power of attorney, mandate or otherwise) more than one person as its proxy in respect of the same general meeting or resolution provided that the instrument of appointment shall specify the number of shares in respect of which the proxy is appointed and only one proxy may attend the general meeting and vote in respect of any one share;

(2)	each DTC Proxy may appoint (by power of attorney, mandate or otherwise) an agent (including, without limitation, a proxy solicitation agent or similar person) for the purposes of obtaining voting instructions and submitting them to the Company on behalf of that DTC Proxy, whether in hard copy form or electronic form;

(3)	each instrument of appointment made by a DTC Proxy or its agent shall, unless the Company is notified to the contrary in writing at least three hours before the start of the meeting (or adjourned meeting), be deemed to confer on the relevant proxy or agent the power and authority to appoint one or more sub proxies or sub agents or otherwise sub delegate any or all of its powers to any person;

(4)	the Board may accept any instrument of appointment made by a DTC Proxy or its agent as sufficient evidence of the authority of that DTC Proxy or agent or require evidence of the authority under which any such appointment has been made; and

(5)	the Board may, to give effect to the intent of this article 7.12:

(A)	make such arrangements, either generally or in any particular case, as it thinks fit (including, without limitation, making or facilitating arrangements for the submission to the Company of voting instructions on behalf of DTC Proxies, whether in hard copy form or electronic form);

(B)	make such regulations, either generally or in any particular case, as it thinks fit, whether in addition to, or in substitution for, any other provision of these articles; and

(C)	do such other acts and things as it considers necessary or desirable (including, without limitation, approving the form of any instrument of appointment of proxy or agent, whether in hard copy form or electronic form).

(b)	If any question arises at or in relation to a general meeting as to whether any person has been validly appointed as a proxy or agent by a DTC Proxy or its agent to vote (or exercise any other right) in respect of any shares:

(1)	if the question arises at a general meeting, the question will be determined by the chairperson of the meeting in his or her sole discretion; or

(2)	if the question arises otherwise than at a general meeting, the question will be determined by the Board in its sole discretion.

The decision of the chairperson of the meeting or the Board (as applicable), which may include declining to recognise a particular appointment as valid, will, if made in good faith, be final and binding on all persons interested.

7.13	No member action by written resolution

Any action required or permitted to be taken by members or any class of them must be effected at a general meeting of the Company or of the class in question and may not be effected by any consent or resolution in writing of the members.

8	Directors

8.1	Appointment and retirement of directors

(a)	The maximum number of directors is to be determined by the Board, but may not be more than fifteen (15). The Board may not determine a maximum which is less than the number of directors in office at the time the determination takes effect.

(b)	The Board may appoint any eligible person to be a director, either as an addition to the existing directors or to fill a casual vacancy, but so that the total number of directors does not exceed the maximum number fixed under these articles.

(c)	The Board or a committee of the Board shall not nominate for election or re-election as director any candidate who has not agreed to tender, promptly following the meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (i) the failure to receive the required number of votes for re-election at the next annual meeting of members at which he or she faces re-election, and (ii) acceptance of such resignation by the Board.

(d)	Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of the members called for the purpose of the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of directors generally. For purposes of this article 8.1(d), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes “withheld” with respect to that director.

(e)	If an incumbent director nominee fails to receive the required number of votes for re-election, within ninety (90) days after certification of the election results, the Nominating and Corporate Governance Committee of the Board will recommend to the Board whether to accept or reject the resignation or whether other action should be taken and the Board will act on the Nominating and Corporate Governance Committee’s recommendation.

(f)	A director appointed by the Board under article 8.1(b) holds office until the conclusion of the next annual general meeting following his or her appointment.

(g)	Subject to the rights of the holders of any outstanding class or series of preferred shares, each director shall be elected at each annual general meeting and shall hold office until the next succeeding annual general meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, disqualification or removal from office.

(h)	Where the number of persons validly proposed for election or re-election as a director is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) shall be elected as directors and an absolute majority of votes cast shall not be a pre-requisite to the election of such directors.

(i)	The retirement of a director from office under these articles and the re-election of a director or the election of another person to that office (as the case may be) takes effect at the conclusion of the meeting at which the retirement and re-election or election occur.

(j)	Subject to the rights of the holders of any outstanding class or series of preferred shares, any vacancy on the Board, including a vacancy resulting from an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the Board then in office, even though fewer than a quorum, or by a sole remaining director.

8.2	Vacating office

In addition to the circumstances prescribed by the Companies Law and these articles, the office of a director becomes vacant if the director:

(a)	becomes prohibited or disqualified by applicable law from acting as a director of the Company;

(b)	resigns by written notice to the Company; or

(c)	is removed from office under article 8.3.

8.3	Removal from office

A director may be removed from office by ordinary resolution of the Company in a general meeting with or without cause.

8.4	Remuneration

(a)	Each director may be paid such remuneration out of the funds of the Company as the Board determines for his or her services as a director, including fees and reimbursement of expenses.

(b)	Remuneration under article 8.4(a) may be provided in such manner that the Board decides, including by way of non-cash benefit, such as a contribution to a superannuation fund.

(c)	Any director who performs extra services, makes any special exertions for the benefit of the Company or who otherwise performs services which, in the opinion of the Board, are outside the scope of the ordinary duties of a non- executive director, may be remunerated for the services (as determined by the Board) out of the funds of the Company.

8.5	Director need not be a member

(a)	Unless the Board determines otherwise from time to time in its discretion, a director is not required to hold any shares in the Company to qualify for appointment.

(b)	A director is entitled to attend and speak at general meetings and at meetings of the holders of a class of shares, even if he or she is not a member or a holder of shares in the relevant class.

8.6	Directors may contract with the Company and hold other offices

(a)	The Board may make regulations requiring the disclosure of interests that a director, and any person deemed by the Board to be related to or associated with the director, may have in any matter concerning the Company or a related body corporate. Any regulations made under these articles bind all directors.

(b)	No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a person fails to comply with any regulation made under article 8.6(a).

(c)	A director is not disqualified from contracting or entering into an arrangement with the Company as vendor, purchaser or in another capacity, merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

(d)	A contract or arrangement entered into by or on behalf of the Company in which a director is in any way interested is not invalid or voidable merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

(e)	A director who is interested in any arrangement involving the Company is not liable to account to the Company for any profit realised under the arrangement merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

(f)	A director may hold any other office or position (except auditor) in the Company or any related body corporate in conjunction with his or her directorship and may be appointed to that office or position on terms (including remuneration and tenure) the Board decides.

(g)	A director may be or become a director or other officer of, or interested in, any related body corporate or any other body corporate promoted by or associated with the Company, or in which the Company may be interested as a vendor, and need not account to the Company for any remuneration or other benefits the director receives as a director or officer of, or from having an interest in, that body corporate.

(h)	A director who has an interest in a matter that is being considered at a meeting of the Board may, despite that interest, be present and be counted in a quorum at the meeting, unless that is prohibited by the Companies Law, but may not vote on the matter if such interest is one which to a material extent conflicts or may conflict with the interests of the Company and of which the director is aware, and in respect of any such matter the decision of the chairperson of the meeting shall be final. No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a director fails to comply with this prohibition.

(i)	The Board may exercise the voting rights given by shares in any corporation held or owned by the Company in any way the Board decides. This includes voting for any resolution appointing a director as a director or other officer of that corporation or voting for the payment of remuneration to the directors or other officers of that corporation.

(j)	A director who is interested in any contract or arrangement may, despite that interest, participate in the execution of any document by or on behalf of the Company evidencing or otherwise connected with that contract or arrangement.

8.7	Powers and duties of directors

(a)	The business and affairs of the Company are to be managed by or under the direction of the Board, which (in addition to the powers and authorities conferred on it by these articles) may exercise all powers and do all things that are:

(1)	within the power of the Company; and

(2)	are not by these articles or by law directed or required to be done by the Company in a general meeting.

(b)	The Board may exercise all the powers of the Company:

(1)	to borrow or raise money in any other way;

(2)	to charge any of the Company’s property or business or any of its uncalled capital; and

(3)	to issue debentures or give any security for a debt, liability or obligation of the Company or of any other person.

(c)	Debentures or other securities may be issued on the terms and at prices decided by the Board, including bearing interest or not, with rights to subscribe for, or exchange into, shares or other securities in the Company or a related body corporate or with special privileges as to redemption, participating in share issues, attending and voting at general meetings and appointing directors.

(d)	The Board may decide how cheques, promissory notes, banker’s drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as applicable, by or on behalf of the Company.

(e)	The Board may:

(1)	appoint or employ any person as an officer, agent or attorney of the Company for the purposes, with the powers, discretions and duties (including those vested in or exercisable by the Board), for any period and on any other conditions they decide;

(2)	authorise an officer, agent or attorney to delegate any of the powers, discretions and duties vested in the officer, agent or attorney; and

(3)	remove or dismiss any officer, agent or attorney of the Company at any time, with or without cause.

(f)	A power of attorney may contain any provisions for the protection and convenience of the attorney or persons dealing with the attorney that the Board decides.

(g)	Nothing in this article 8.7 limits the general nature of article 8.7(a).

8.8	Delegation by the Board

(a)	The Board may delegate any of its powers to one director, a committee of the Board, or any person or persons.

(b)	A director, committee of the Board, or person to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the Board.

(c)	The acceptance of a delegation of powers by a director may, if the Board so resolves, be treated as an extra service or special exertion performed by the delegate for the purposes of article 8.4(e).

(d)	The provisions of these articles applying to meetings and resolutions of the Board apply, so far as they can and with any necessary changes, to meetings and resolutions of a committee of the Board, except to the extent they are contrary to any direction given under article 8.8(b).

8.9	Proceedings of directors

(a)	The directors may meet together to attend to business and adjourn and otherwise regulate their meetings as they decide.

(b)	The contemporaneous linking together by telephone or other electronic means of a sufficient number of directors to constitute a quorum, constitutes a meeting of the Board. All the provisions in these articles relating to meetings of the Board apply, as far as they can and with any necessary changes, to meetings of the Board by telephone or other electronic means.

(c)	A meeting by telephone or other electronic means is to be taken to be held at the place where the chairperson of the meeting is or at such other place the chairperson of the meeting decides, as long as at least one of the directors involved was at that place for the duration of the meeting.

(d)	A director taking part in a meeting by telephone or other electronic means is to be taken to be present in person at the meeting and all directors participating in the meeting will (unless there is a specific statement otherwise) be taken to have consented to the holding of the meeting by the relevant electronic means.

(e)	If, before or during the meeting, any technical difficulty occurs where one or more directors cease to participate, the chairperson may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.

8.10	Calling meetings of the Board

(a)	The chairperson of the Board, the chief executive officer of the Company or a majority of the Board may call a meeting of the Board.

(b)	A secretary must, if requested by the chairperson of the Board, the chief executive officer of the Company or a majority of the Board, call a meeting of the Board.

8.11	Notice of meetings of the Board

(a)	Notice of a meeting of the Board must be given to each person who is, at the time the notice is given, a director, except a director on leave of absence approved by the Board.

(b)	A notice of a meeting of the Board:

(1)	must specify the time and place of the meeting;

(2)	need not state the nature of the business to be transacted at the meeting;

(3)	may, if necessary, be given immediately before the meeting; and

(4)	may be given in person or by post or by telephone, fax or other electronic means, or in any other way consented to by the directors from time to time.

(c)	A director may waive notice of a meeting of the Board by giving notice to that effect in person or by post or by telephone, fax or other electronic means.

(d)	Failure to give a director notice of a meeting of the Board does not invalidate anything done or any resolution passed at the meeting if:

(1)	the failure occurred by accident or inadvertent error; or

(2)	the director attended the meeting or waived notice of the meeting (whether before or after the meeting).

(e)	A person who attends a meeting of the Board waives any objection that person may have to a failure to give notice of the meeting.

8.12	Quorum at meetings of the Board

(a)	No business may be transacted at a meeting of the Board unless a quorum of directors is present at the time the business is dealt with.

(b)	Unless the Board decides differently, a majority of the total number of directors in office constitutes a quorum.

(c)	If there is a vacancy in the office of a director, the remaining directors may act. But, if their number is not sufficient to constitute a quorum, they may act only in an emergency or to increase the number of directors to a number sufficient to constitute a quorum or to call a general meeting of the Company.

8.13	Chairperson and deputy chairperson of the Board

(a)	The Board must elect a director to the office of chairperson of the Board and may elect one or more directors to the office of deputy chairperson of the Board. The Board may decide the period for which those offices will be held.

(b)	Meetings of the Board shall be presided over by the chairperson of the Board or, in his or her absence, by the director who is designated by the chairperson of the Board prior to the applicable meeting, if any, or, in his or her absence, by the deputy chairperson of the Board, if any, or, in his or her absence, by a chairperson chosen at the meeting. The general counsel of the Company shall act as secretary of the meeting, but in his or her absence, the chair of the meeting may appoint any person to act as secretary of the meeting.

8.14	Decisions of the Board

(a)	The Board, at a meeting at which a quorum is present, may exercise any authorities, powers and discretions vested in or exercisable by the Board under these articles.

(b)	Questions arising at a meeting of the Board must be decided by a majority of votes cast by the directors present and entitled to vote on the matter.

8.15	Written resolutions

(a)	A resolution in writing signed by all directors or a resolution in writing of which notice has been given to all directors and which is signed by all directors entitled to vote on the resolution is a valid resolution of the Board. The resolution is taken to have been passed by a meeting of the Board when the last director signs or consents to the resolution unless provided otherwise in such written resolution.

(b)	A director may consent to a resolution by:

(1)	signing the document containing the resolution (or a copy of that document); or

(2)	giving to the Company a written notice (including by fax to its registered office or other electronic means) addressed to the general counsel or to the chairperson of the Board signifying assent to the resolution and either setting out its terms or otherwise clearly identifying them.

8.16	Validity of acts

An act done by a meeting of the Board, a committee of the Board or a person acting as a director is not invalidated by:

(a)	a defect in the appointment of a person as a director or a member of a committee; or

(b)	a person so appointed being disqualified or not being entitled to vote,

if that circumstance was not known by the Board, committee or person when the act was done.

9	Business combinations with interested members

9.1	Business combinations with interested members

(a)	Notwithstanding any other provisions of these articles, the Company must not engage in any business combination with any interested member for a period of three (3) years following the time that such member became an interested member, unless:

(1)	prior to such time the Board approved either the business combination or the transaction which resulted in the member becoming an interested member;

(2)	upon consummation of the transaction which resulted in the member becoming an interested member, the interested member owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested member) those shares owned:

(A)	by persons who are directors and also officers; and

(B)	employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender, exchange or takeover offer; or

(3)	at or subsequent to such time the business combination is approved by the Board and authorised at a general meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which is not owned by the interested member.

(b)	The restrictions contained in article 9.1(a) shall not apply if:

(1)	the Company does not have a class of voting shares that is either:

(A)	listed on a stock exchange; or

(B)	held of record by more than 2,000 members, unless any of the foregoing results from action taken, directly or indirectly, by an interested member or from a transaction in which a person becomes an interested member;

(2)	a member becomes an interested member inadvertently and:

(A)	as soon as practicable divests itself of ownership of sufficient shares so that the member ceases to be an interested member; and

(B)	would not, at any time within the three (3)-year period immediately prior to a business combination between the Company and such member, have been an interested member but for the inadvertent acquisition of ownership; or

(3)	the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which:

(A)	constitutes one of the transactions described in article 9.1(c);

(B)	is with or by a person who either was not an interested member during the previous three (3) years or who became an interested member with the approval of the Board or during the period described in article 9.1(b)(1); and

(C)	is approved or not opposed by a majority of the members of the Board then in office (but not less than one (1)) who were directors prior to any person becoming an interested member during the previous three (3) years or were recommended for election or elected to succeed such directors by a majority of such directors.

(4)	the business combination is with an interested member who became an interested member at a time when the restrictions contained in this article 9.1 did not apply by reason of article 9.1(b)(1).

(c)	The proposed transactions referred to in article 9.1(b)(3)(A) are limited to:

(1)	a merger or consolidation of the Company (except for a merger in respect of which no vote of the members of the Company is required);

(2)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or

(3)	a proposed tender, exchange or takeover offer for 50% or more of the outstanding voting shares of the Company.

(d)	The Company shall give not less than twenty (20) days’ notice to all interested members prior to the consummation of any of the transactions described in article 9.1(c)(1) or 9.1(c)(2).

(e)	As used in this article 9.1, the term:

(1)	Associate, when used to indicate a relationship with any person, means:

(A)	any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares;

(B)	any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(C)	any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(2)	Business combination, when used in reference to the Company and any interested member of the Company, means:

(A)	any merger or consolidation of the Company (including by way of compromise, arrangement, reconstruction, amalgamation or takeover) or any direct or indirect majority- owned subsidiary of the Company with (A) the interested member, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested member and as a result of such merger or consolidation article 9.1(a) is not applicable to the surviving entity;

(B)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of the Company, to or with the interested member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

(C)	any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the interested member, except:

(i)	pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the interested member became such;

(ii)	pursuant to a merger of the Company with or into a single direct or indirect wholly-owned subsidiary of the Company;

(iii)	pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the interested member became such;

(iv)	pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or

(v)	any issuance or transfer of shares by the Company;

provided however, that in no case under items (iii)-(v) of this clause (C) of this article 9.1(e)(2) shall there be an increase in the interested member's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(D)	any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the interested member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the interested member; or

(E)	any receipt by the interested member of the benefit, directly or indirectly (except proportionately as a member of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in clauses (A)-(D) of this article 9.1(e)(2)) provided by or through the Company or any direct or indirect majority- owned subsidiary;

(3)	Interested member means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that:

(A)	is the owner of 15% or more of the outstanding voting shares of the Company; or

(B)	is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the three (3)-year period immediately prior to the date on which it is sought to be determined whether such person is an interested member, and the affiliates and associates of such person;

provided, however, that the term interested member shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided, that such person shall be an interested member if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person.

For the purpose of determining whether a person is an interested member, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of clause (4) of this article 9.1(e), but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(4)	Owner, including the terms own and owned, when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(A)	beneficially owns such shares, directly or indirectly; or

(B)	has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender, exchange or takeover offer made by such person or any of such person's affiliates or associates until such tendered shares are accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(C)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of this article 9.1(e)(4)), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

10	Officers

10.1	Executive directors

(a)	The Board may appoint one or more of the directors to be an officer. For the avoidance of doubt, an officer need not be a director.

(b)	A director who is an officer may be referred to by any title the Board decides on.

10.2	Provisions applicable to all officers

(a)	The officers of the Company shall be a chief executive officer, one or more vice presidents, a secretary, a treasurer, and a controller, all of whom shall be elected by the Board. The Board or the chief executive officer of the Company may appoint such other officers, including one or more assistant secretaries, assistant treasurers and assistant controllers as either of them shall deem necessary, who shall have such authority and perform such duties as may be prescribed in such appointment.

(b)	The appointment of an officer may be for the period, at the remuneration and on the conditions the Board decides.

(c)	The Board may:

(1)	delegate to or give an officer any powers, discretions and duties it decides;

(2)	withdraw, suspend or vary any of the powers, discretions and duties given to an officer; and

(3)	authorise the officer to delegate any of the powers, discretions and duties given to the officer.

(d)	Unless the Board decides otherwise, the office of a director who is employed by the Company or by a subsidiary of the Company automatically becomes vacant if the director ceases to be so employed.

(e)	An act done by a person acting as an officer is not invalidated by:

(1)	a defect in the person’s appointment as an officer;

(2)	the person being disqualified to be an officer; or

(3)	the person having vacated office,

if the person did not know that circumstance when the act was done.

11	Indemnity and insurance

11.1	Persons to whom articles 11.2 and 11.4 apply

Rules 11.2 and 11.4 apply:

(a)	to each person who is or has been a director or officer (within the meaning of article 10.2(a)) of the Company; and

(b)	to such other officers or former officers of the Company or of its related bodies corporate as the Board in each case determines;

(each an Officer for the purposes of this article 11).

11.2	Indemnity

The Company must indemnify each Officer on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses (Liabilities) incurred by the Officer as a present or former director or officer of the Company or of a related body corporate.

11.3	Extent of indemnity

The indemnity in article 11.2:

(a)	is enforceable without the Officer having to first incur any expense or make any payment;

(b)	is a continuing obligation and is enforceable by the Officer even though the Officer may have ceased to be a director or officer of the Company or its related bodies corporate; and

(c)	applies to Liabilities incurred both before and after the adoption of these articles.

11.4	Insurance

The Company may, to the full extent permitted by law:

(a)	purchase and maintain insurance; and/or

(b)	pay or agree to pay a premium for insurance,

for each Officer against any Liability incurred by the Officer as a present or former director or officer of the Company or of a related body corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending or responding to proceedings, whether civil or criminal and whatever their outcome.

11.5	Savings

Nothing in article 11.2 or 11.4:

(a)	affects any other right or remedy that a person to whom those articles apply may have in respect of any Liability referred to in those articles;

(b)	limits the capacity of the Company to indemnify or provide or pay for insurance for any person to whom those articles do not apply; or

(c)	limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of these articles.

11.6	Deed

The Company may enter into a deed with any Officer to give effect to the rights conferred by this article 11 or the exercise of a discretion under this article 11 on such terms as the Board thinks fit which are not inconsistent with this article 11.

12	Winding up

12.1	Distributing surplus

Subject to these articles and the rights or restrictions attached to any shares or class of shares:

(a)	if the Company is wound up and the property of the Company available for distribution among the members is more than sufficient to pay:

(1)	all the debts and liabilities of the Company; and

(2)	the costs, charges and expenses of the winding up,

the excess must be divided among the members in proportion to the number of shares held by them, irrespective of the amounts paid or credited as paid on the shares;

(b)	for the purpose of calculating the excess referred to in article 12.1(a), any amount unpaid on a share is to be treated as property of the Company;

(c)	the amount of the excess that would otherwise be distributed to the holder of a partly paid share under article 12.1(a) must be reduced by the amount unpaid on that share at the date of the distribution; and

(d)	if the effect of the reduction under article 12.1(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, the holder must contribute that amount to the Company.

12.2	Dividing property

(a)	If the Company is wound up, the liquidator or the directors, as the case may be, may, subject to these articles and any other sanction required by the Companies Law, do either or both of the following:

(1)	divide in specie among the members the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(2)	vest the whole or any part of the assets in trustees for the benefit of members and those liable to contribute to the winding up.

(b)	No member shall be compelled to accept any assets if an obligation attaches to them.

(c)	If any of the property to be divided under article 12.2(a) includes securities with a liability to calls, any person entitled under the division to any of the securities may, within ten (10) days after the passing of the special resolution referred to in article 12.2(a), by written notice direct the liquidator to sell the person’s proportion of the securities and account for the net proceeds. The liquidator must, if practicable, act accordingly.

(d)	Nothing in this article 12.2 takes away from or affects any right to exercise any statutory or other power which would have existed if this article were omitted.

(e)	Article 4.3 applies, so far as it can and with any necessary changes, to a division by a liquidator under article 12.2(a) as if references in article 4.3 to:

(1)	the Board were references to the liquidator; and

(2)	a distribution or capitalisation were references to the division under article 12.2(a).

13	Inspection of and access to records

(a)	A person who is not a director does not have the right to inspect any of the Board papers, books, records or documents of the Company, except as provided by law, or these articles, or as authorised by the Board.

(b)	The Company may enter into contracts with its directors or former directors agreeing to provide continuing access for a specified period after the director ceases to be a director to Board papers, books, records and documents of the Company which relate to the period during which the director or former director was a director on such terms and conditions as the Board thinks fit and which are not inconsistent with this article 13.

(c)	The Company may procure that its subsidiaries provide similar access to Board papers, books, records or documents as that set out in articles 13(a) and 13(b).

(d)	This article 13 does not limit any right the directors or former directors otherwise have.

14	Seals

14.1	Manner of execution

Without limiting the ways in which the Company can execute documents under the Companies Law and subject to these articles, the Company may execute a document if the document is signed by any director(s) and/or person(s) authorised by the Board for that purpose (which authorisation may be granted retrospectively).

14.2	Common seal

The Company may have a common seal. If the Company has a common seal, articles 14.3 to 14.7 apply.

14.3	Safe custody of Seal

The Board must provide for the safe custody of the Seal.

14.4	Using the Seal

Subject to article 14.7 and unless a different procedure is decided by the Board, if the Company has a common seal any document to which it is affixed must be signed by any director(s) and/or person(s) authorised by the Board for that purpose.

14.5	Seal register

(a)	The Company may keep a Seal register and, on affixing the Seal to any document (other than a certificate for securities of the Company) may enter in the register particulars of the document, including a short description of the document.

(b)	The register, or any details from it that the Board requires, may be produced at meetings of the Board for noting the use of the Seal since the previous meeting of the Board.

(c)	Failure to comply with articles 14.5(a) or 14.5(b) does not invalidate any document to which the Seal is properly affixed.

14.6	Duplicate seals and certificate seals

(a)	The Company may have one or more duplicate seals for use in place of its common seal outside the state or territory where its common seal is kept. Each duplicate seal must be a facsimile of the common seal of the Company with the addition on its face of the words ‘duplicate seal’ and the name of the place where it is to be used.

(b)	A document sealed with a duplicate seal, or a certificate seal as provided in article 14.7, is to be taken to have been sealed with the common seal of the Company.

14.7	Sealing and signing certificates

Unless otherwise provided by the Board either generally or in a particular case, the Seal and the signature of any director, secretary or other person to be printed on or affixed to any certificates for securities in the Company may be printed or affixed by some mechanical or other means.

15	Notices

15.1	Notices by the Company to members

(a)	Without limiting any other way in which notice may be given to a member under these articles, the Companies Law, applicable securities laws and/or the Listing Rules, the Company may give a notice to a member by:

(1)	delivering it personally to the member;

(2)	sending it by prepaid post to the member’s address in the register of members or any other address the member supplies to the Company for giving notices;

(3)	sending it by fax or other electronic means to the fax number or electronic address the member has supplied to the Company for giving notices; or

(4)	publishing the notice on a website and providing notification to that effect to the member by any of the other means permitted under this article 15.1.

(b)	The Company may give a notice to the joint holders of a share by giving the notice in the way authorised by article 15.1(a) to the joint holder named first in the register of members for the share.

(c)	The Company may give a notice to a person entitled to a share as a result of a Transmission Event by delivering it or sending it in the manner authorised by article 15.1(a) addressed to the name or title of the person, to:

(1)	the address, fax number or electronic address that person has supplied to the Company for giving notices to that person; or

(2)	if that person has not supplied an address, fax number or electronic address, to the address, fax number or electronic address to which the notice might have been sent if that Transmission Event had not occurred.

(d)	A notice given to a member under articles 15.1(a) or 15.1(b) is, even if a Transmission Event has occurred and whether or not the Company has notice of that occurrence:

(1)	duly given for any shares registered in that person’s name, whether solely or jointly with another person; and

(2)	sufficiently served on any person entitled to the shares because of the Transmission Event.

(e)	A notice given to a person who is entitled to a share because of a Transmission Event is sufficiently served on the member in whose name the share is registered.

(f)	A person who, because of a transfer of shares, becomes entitled to any shares registered in the name of a member, is taken to have received every notice which, before that person’s name and address is entered in the register of members for those shares, is given to the member complying with this article 15.1.

(g)	A signature to any notice given by the Company to a member under this article 15.1 may be printed or affixed by some mechanical, electronic or other means.

(h)	Where a member does not have a registered address or where the Company believes that member is not known at the member’s registered address, all notices are taken to be:

(1)	given to the member if the notice is exhibited in the Company’s registered office for a period of forty-eight (48) hours; and

(2)	served at the commencement of that period,

unless and until the member informs the Company of the member’s address.

15.2	Notices by the Company to directors

The Company may give a notice to a director by:

(a)	delivering it personally to him or her;

(b)	sending it by prepaid post to his or her usual residential or business address, or any other address he or she has supplied to the Company for giving notices; or

(c)	sending it by fax or other electronic means to the fax number or electronic address he or she has supplied to the Company for giving notices.

15.3	Notices by directors to the Company

A director may give a notice to the Company by:

(a)	delivering it to the Company’s registered office;

(b)	sending it by prepaid post to the Company’s registered office; or

(c)	sending it by fax or other electronic means to the principal fax number or electronic address at the Company’s registered office.

15.4	Time of service

(a)	A notice from the Company properly addressed and posted is taken to be served at 10.00am (local time in the place of dispatch) on the day after the date it is posted.

(b)	A certificate signed by a secretary or officer of the Company to the effect that a notice was duly posted under these articles is conclusive evidence of that fact.

(c)	Where the Company sends a notice by fax, the notice is taken as served at the time the fax is sent if the correct fax number appears on the facsimile transmission report produced by the sender’s fax machine.

(d)	Where the Company sends a notice by electronic transmission, the notice is taken as served at the time the electronic transmission is sent.

(e)	Where the Company gives a notice to a member by any other means permitted by the Companies Law relating to the giving of notices and electronic means of access to them, the notice is taken as given at 10.00am (local time in the place of the Company’s principal office) on the day after the date on which the member is notified that the notice is available.

(f)	Where a given number of days’ notice or notice extending over any other period must be given, the day of service is not to be counted in the number of days or other period.

15.5	Other communications and documents

Rules 15.1 to 15.4 (inclusive) apply, so far as they can and with any necessary changes, to serving any communication or document.

15.6	Written notices

A reference in these articles to a written notice includes a notice given by fax or other electronic means. A signature to a written notice need not be handwritten.

16	General

16.1	Submission to jurisdiction

(a)	Each member submits to the non-exclusive jurisdiction of the Royal Court of Jersey and the courts which may hear appeals from that court.

(b)	Unless the Companies Law or any other Jersey law provides otherwise or unless the Board determines otherwise, the Royal Court of Jersey is the sole and exclusive forum for:

(1)	any derivative action or proceeding brought on behalf of the Company,

(2)	any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or its members, creditors or other constituents,

(3)	any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the Companies Law or these articles (as either may be amended from time to time), or

(4)	any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine.

16.2	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, these articles which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

(b)	Any provision of, or the application of any provision of, these articles which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.

16.3	Corporate governance policies

(a)	The directors may, from time to time, and except as required by applicable law or the Listing Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the directors on various corporate governance related matters, as the directors shall determine from time to time.